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                                                                     EXHIBIT 4.9

                                                               EXECUTION VERSION

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                  COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

                           dated as of March 23, 2004

                                     among

                         CALPINE CALGEN HOLDINGS, INC.,

                        CALPINE GENERATING COMPANY, LLC,

                 THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

                              WILMINGTON TRUST FSB,
                        as Trustee under the Indentures,

                     MORGAN STANLEY SENIOR FUNDING, INC.,
        as Term Loan Administrative Agent under the Term Loan Agreements,

                            THE BANK OF NOVA SCOTIA,
   as Revolving Loan Administrative Agent under the Revolving Loan Agreement,

                                       and

                            WILMINGTON TRUST COMPANY,
                               as Collateral Agent

                                       and

            EACH OF THE OTHER PERSONS PARTY HERETO FROM TIME TO TIME

================================================================================

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                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION...............................................      5
      SECTION 1.1  Defined Terms.................................................................      5
      SECTION 1.2  Rules of Interpretation.......................................................     35

ARTICLE 2. THE TRUST ESTATES.....................................................................     36
      SECTION 2.1  Declaration of First Priority Trust...........................................     36
      SECTION 2.2  Declaration of Second Priority Trust..........................................     37
      SECTION 2.3  Declaration of Third Priority Trust...........................................     38
      SECTION 2.4  Declaration of Other Junior Lien Trust........................................     39
      SECTION 2.5  Priority of Liens.............................................................     40
      SECTION 2.6  Special Rights in Insolvency Proceedings......................................     45
      SECTION 2.7  Collateral Shared Equally and Ratably Within Each Class.......................     46

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL AGENT............................................     46
      SECTION 3.1  Undertaking of the Collateral Agent...........................................     46
      SECTION 3.2  Release or Subordination of Liens.............................................     48
      SECTION 3.3  Remedies Upon Actionable Default..............................................     48
      SECTION 3.4  Application of Proceeds..:....................................................     48
      SECTION 3.5  Powers of the Collateral Agent................................................     50
      SECTION 3.6  Documents and Communications..................................................     50
      SECTION 3.7  For Sole and Exclusive Benefit of Holders of Secured Obligations..............     51
      SECTION 3.8  Additional Secured Debt.......................................................     51
      SECTION 3.9  Priming Lien Obligations......................................................     52

ARTICLE 4. VOTING AND INTERCREDITOR MATTERS......................................................     52
      SECTION 4.1 Voting.........................................................................     52
      SECTION 4.2 Intercreditor Decisions........................................................     53

ARTICLE 5. OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER OBLIGORS.........................     54
      SECTION 5.1  Release of Liens..............................................................     54
      SECTION 5.2  Delivery of Copies to Secured Debt Representatives............................     56
      SECTION 5.3  Collateral Agent not Required to Serve, File or Record........................     56

ARTICLE 6. IMMUNITIES OF THE COLLATERAL AGENT....................................................     56
      SECTION 6.1  No Implied  Duty..............................................................     56
      SECTION 6.2  Appointment of Agents and Advisors............................................     56
      SECTION 6.3  Other Agreements..............................................................     57
      SECTION 6.4  Solicitation of Instructions..................................................     57
      SECTION 6.5  Limitation of Liability.......................................................     57
      SECTION 6.6  Documents in Satisfactory Form................................................     57
      SECTION 6.7  Entitled to Rely..............................................................     57
      SECTION 6.8  Secured Debt Default..........................................................     58
      SECTION 6.9  Actions by Collateral Agent...................................................     58
      SECTION 6.10 Security or Indemnity in favor of the Collateral Agent........................     58

                                       i

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
      SECTION 6.11 Rights of the Collateral Agent................................................     58
      SECTION 6.12 Limitations on Duty of Collateral Agent in Respect of Collateral..............     58
      SECTION 6.13 Assumption of Rights, Not Assumption of Duties................................     59
      SECTION 6.14 No Liability for Clean Up of Hazardous Materials..............................     60

ARTICLE 7. RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT.......................................     60
      SECTION 7.1  Resignation or Removal of Collateral Agent....................................     60
      SECTION 7.2  Appointment of Successor Collateral Agent.....................................     60
      SECTION 7.3  Succession....................................................................     61

ARTICLE 8. MISCELLANEOUS PROVISIONS..............................................................     61
      SECTION 8.1  Amendment.....................................................................     61
      SECTION 8.2  Further Assurances............................................................     62
      SECTION 8.3  Successors and Assigns........................................................     64
      SECTION 8.4  Delay and Waiver..............................................................     65
      SECTION 8.5  Notices.......................................................................     65
      SECTION 8.6  Entire Agreement..............................................................     66
      SECTION 8.7  Compensation; Expenses........................................................     66
      SECTION 8.8  Indemnity.....................................................................     67
      SECTION 8.9  Severability..................................................................     68
      SECTION 8.10 Headings......................................................................     68
      SECTION 8.11 Obligations Secured...........................................................     68
      SECTION 8.12 Governing Law.................................................................     68
      SECTION 8.13 Consent to Jurisdiction.......................................................     68
      SECTION 8.14 Waiver of Jury Trial..........................................................     69
      SECTION 8.15 Counterparts..................................................................     69
      SECTION 8.16 Effectiveness.................................................................     69
      SECTION 8.17 Additional Obligors...........................................................     69
      SECTION 8.18 Continuing Nature of this Agreement...........................................     70
      SECTION 8.19 Insolvency....................................................................     70
      SECTION 8.20 Rights and Immunities of Secured Debt Representatives.........................     70
      SECTION 8.21 No Recourse Against Obligors..................................................     70

EXHIBIT A: Form of Collateral Trust Joinder
EXHIBIT B: Form of PPA Recognition Agreement
EXHIBIT C: Form of Shared Facilities Arrangement Recognition Agreement

                                       ii

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      This COLLATERAL TRUST AND INTERCREDITOR AGREEMENT (this "Agreement"), dated as of March 23, 2004, is entered into by and among:

            (1) Calpine CalGen Holdings, Inc., a Delaware corporation (the "Parent");

            (2) Calpine Generating Company, LLC, a Delaware limited liability company (the "Company"):

            (3) the Guarantors (as defined below) from time to time party hereto;

            (4) Wilmington Trust FSB, as (a) trustee under the First Priority Indenture (as defined below) (together with its successors and permitted assigns in such capacity, the "First Priority Trustee"), (b) trustee under the Second Priority Indenture (as defined below) (together with its successors and permitted assigns in such capacity, the "Second Priority Trustee") and (c) trustee under the Third Priority Indenture (as defined below) (together with its successors and permitted assigns in such capacity, the "Third Priority Trustee" and, together with the First Priority Trustee and the Second Priority Trustee, the "Trustees");

            (5) Morgan Stanley Senior Funding, Inc., as (a) administrative agent under the First Priority Term Loan Agreement (as defined below) (together with its successors and assigns in such capacity, the "First Priority Term Loan Administrative Agent") and (b) administrative agent under the Second Priority Term Loan Agreement (as defined below) (together with its successors and permitted assigns in such capacity, the "Second Priority Term Loan Administrative Agent");

            (6) The Bank of Nova Scotia, as the administrative agent under the Revolving Loan Agreement (as defined below) (together with its successors and permitted assigns in such capacity, the "Revolving Loan Administrative Agent"):

            (7) Wilmington Trust Company, as collateral agent (together with its successors and permitted assigns in such capacity, the "Collateral Agent"): and

            (8) each other Person which becomes a party hereto by executing and delivering a Collateral Trust Joinder.

The Parent, the Company, the Guarantors and all future Obligors (as defined below) that become a party hereto in accordance with the terms hereof are collectively referred to herein as the "CalGen Companies."

                                    RECITALS

            A. Certain defined terms used in this Agreement are defined in
Article 1 below.

            B. The Company intends to:

               (1) issue, together with CalGen Finance Corp. ("CalGen Finance"), as co-issuer, on a non-recourse basis, (a) $235,000,000 in aggregate principal amount of its

[Collateral Trust Agreement - Calpine CalGen]

      First Priority Secured Floating Rate Notes due 2009 (the "First Priority Notes"), pursuant to the First Priority Indenture (the "First Priority Indenture"), dated as of the date hereof, among the Company, CalGen Finance, the Guarantors and the First Priority Trustee, (b) $640,000,000 in aggregate principal amount of its Second Priority Secured Floating Rate Notes due 2010 (the "Second Priority Notes"), pursuant to the Second Priority Indenture (the "Second Priority Indenture"), dated as of the date hereof, among the Company, CalGen Finance, the Guarantors and the Second Priority Trustee, and (c) $680,000,000 in aggregate principal amount of its Third Priority Secured Floating Rate Notes due 2011 (the "Third Priority Floating Rate Notes") and $150,000,000 in aggregate principal amount of its 11 1/2 % Third Priority Secured Notes due 2011 (the "Third Priority Fixed Rate Notes" and, together with the Third Priority Floating Rate Notes, the "Third Priority Notes" and, together with the First Priority Notes and the Second Priority Notes, the "Notes") pursuant to the Third Priority Indenture (the "Third Priority Indenture" and, together with the First Priority Indenture and the Second Priority Indenture, the "Indentures"), dated as of the date hereof, among the Company, CalGen Finance, the Guarantors and the Third Priority Trustee;

                  (2) borrow (a) $600,000,000 in aggregate principal amount of first priority secured institutional term loans due 2009 (the "First Priority Term Loans") pursuant to the Credit and Guarantee Agreement (the "First Priority Term Loan Agreement"), dated as of the date hereof, among the Company, the Guarantors, the First Priority Term Loan Administrative Agent and the lenders, arrangers and other agents party thereto, and (b) $100,000,000 in aggregate principal amount of second priority secured institutional term loans due 2010 (the "Second Priority Term Loans" and, together with the First Priority Term Loans, the "Term Loans") pursuant to the Credit and Guarantee Agreement (the "Second Priority Term Loan Agreement" and, together with the First Priority Term Loan Agreement, the "Term Loan Agreements"), dated as of the date hereof, among the Company, the Guarantors, the Second Term Loan Administrative Agent and the lenders, arrangers and other agents party thereto; and

                  (3) enter into the Amended and Restated Credit Agreement (the "Revolving Loan Agreement"), dated as of the date hereof, among the Company, the Guarantors, the Revolving Loan Administrative Agent and the lenders, arrangers and other agents party thereto, which provides for the borrowing on a non-recourse basis of up to $200,000,000 in aggregate principal amount of first priority secured revolving loans (the "Revolving Loans").

            C. (1) The Company intends to secure the Notes, the Term Loans, the Revolving Loans and all other Secured Obligations (as defined herein) with security interests in the Pledged Collateral (as defined in the Member Interest Pledge Agreement, dated as of the date hereof, among the Company, CalGen Expansion Company, LLC and the Collateral Agent), and in the Article 9 Collateral (as defined in the Security Agreement, dated as of the date hereof, among the Company, the Guarantors and the Collateral Agent) (the "Company Collateral"): (2) the Parent intends to secure all Secured Obligations with a pledge of its membership interests in the Company (the "Parent Collateral"); (3) each Guarantor (as defined herein) intends to Guarantee all Secured Obligations and to secure such Guarantee with security interests in the Article 9 Collateral (the "Guarantor Collateral" and, together with the Company Collateral, the

Parent Collateral and any future collateral granted to the Collateral Agent as security for the Secured Obligations, the "Collateral").

            D. Pursuant to the terms of the Indentures, the Term Loan Agreements and the Revolving Loan Agreement, the Company may from time to time incur additional indebtedness or obligations secured with security interests in or other liens on the Collateral.

            E. This Agreement sets forth (1) the terms on which the CalGen Companies and the Secured Debt Representatives party hereto have appointed the Collateral Agent as trustee for the present and future holders of the Secured Obligations to (a) receive, hold, maintain, administer, and enforce (i) all Security Documents, and (ii) all interests, rights, powers and remedies of the Collateral Agent hereunder and thereunder, and (b) distribute the proceeds of the Collateral in a manner consistent with the priority of liens granted under the Security Documents and described herein and (2) various intercreditor arrangements among the holders of Notes, the lenders of Term Loans, the lenders of Revolving Loans and future holders of secured indebtedness or other obligations.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

      SECTION 1.1 Defined Terms. The following terms will have the following meanings:

      "Act of Required Debtholders" means, as to any matter at any time:

                  (1) at any time prior to the Discharge of First Priority Lien
            Obligations and prior to the Remedy Bar Lift Trigger Date, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of more than 50% of the First Priority Lien Debt as determined in accordance with Article 4;

                  (2) at any time prior to the Discharge of First Priority Lien
            Obligations and after the Remedy Bar Lift Trigger Date, a direction in writing delivered to the Collateral Agent by or with the written consent of either the holders of more than 50% of the First Priority Lien Debt or the holders of more than 50% of the Second Priority Lien Debt, each as determined in accordance with Article 4; provided that if the Collateral Agent receives conflicting instructions from or on behalf of the holders of First Priority Lien Debt and the holders of Second Priority Lien Debt (it being understood that the holders of First Priority Lien Debt may give such conflicting instructions), the Collateral Agent shall follow the instructions of the holders of First Priority Lien Debt and the Act of Required Debtholders shall be deemed to be the instructions received from or on behalf of the holders of First Priority Lien Debt;

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                  (3) at any time after the Discharge of First Priority Lien
            Obligations but prior to the Discharge of Second Priority Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of more than 50% of the Second Priority Lien Debt as determined in accordance with
            Article 4:

                  (4) at any time after the Discharge of First Priority Lien
            Obligations and the Discharge of Second Priority Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of more than 50% of the Third Priority Lien Debt as determined in accordance with Article 4; and

                  (5) unless otherwise agreed in writing by the holders of Other
            Junior Lien Debt, at any time after the Discharge of First Priority Lien Obligations, the Discharge of Second Priority Lien Obligations and the Discharge of Third Priority Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of more than 50% of the Other Junior Lien Debt as determined in accordance with Article 4.

For this purpose, Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

      "Actionable Default" means:

            (1) prior to the Discharge of First Priority Lien Obligations and prior to the Remedy Bar Lift Trigger Date, the occurrence of any event of default under any First Priority Lien Document, the result of which is that:

                  (a) the holders of First Priority Lien Debt under such First
            Priority Lien Document have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof; or

                  (b) such Secured Obligations automatically become due and
            payable prior to the stated maturity thereof;

            (2) prior to the Discharge of First Priority Lien Obligations and after the Remedy Bar Lift Trigger Date, the occurrence of any event of default under any First Priority Lien Document or under any Second Priority Lien Document, the result of which is that:

                  (a) the holders of First Priority Lien Debt or the Second
            Priority Lien Debt under such First Priority Lien Document or Second Priority Lien Document, as the case may be, have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof; or

                  (b) such Secured Obligations automatically become due and
            payable prior to the stated maturity thereof;

                  (3) after the Discharge of First Priority Lien Obligations but prior to the Discharge of Second Priority Lien Obligations, the occurrence of any event of default under any Second Priority Lien Document, the result of which is that:

                        (a) the holders of Second Priority Lien Debt under such
                  Second Priority Lien Document have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof; or

                        (b) such Secured Obligations automatically become due
                  and payable prior to the stated maturity thereof;

                  (4) at any time after the Discharge of First Priority Lien
            Obligations and the Discharge of Second Priority Lien Obligations, the occurrence of any event of default under any Third Priority Lien Document, the result of which is that:

                        (a) the holders of Third Priority Lien Debt under such
                  Third Priority Lien Document have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof; or

                        (b) such Secured Obligations automatically become due
                  and payable prior to the stated maturity thereof; and

                  (5) unless otherwise agreed in writing by the holders of Other
            Junior Lien Debt, at any time after the Discharge of First Priority Lien Obligations, the Discharge of Second Priority Lien Obligations and the Discharge of Third Priority Lien Obligations, the occurrence of any event of default under any Other Junior Lien Document, the result of which is that:

                        (a) the holders of Other Junior Lien Debt under such
                  Other Junior Lien Document have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof; or

                        (b) such Secured Obligations automatically become due
                  and payable prior to the stated maturity thereof.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 1 0% or more of the voting stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

      "Agreement" has the meaning set forth in the preamble to this Agreement.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular

"person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

      "Business Day" means any day that is neither a Saturday or Sunday nor a legal holiday on which the commercial banks are authorized or required to be closed in New York, New York.

      "CalGen Finance" has the meaning set forth in the recitals to this Agreement.

      "Calpine" means Calpine Corporation, a Delaware corporation.

      "CalGen Companies" has the meaning set forth in the preamble to this Agreement

      "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

      "Capital Stock" means:

            (a) in the case of a corporation, corporate stock;

            (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

      "Cash Equivalents" means:

            (1) United States dollars;

            (2) securities issued or directly and fully guaranteed or insured by the United States government (or any agency or instrumentality thereof), the Canadian government (or any agency or instrumentality thereof) or the government of a member state of the European Union (or any agency or instrumentality thereof), in each case the payment of which is backed by the full faith and credit of the United States, Canada or the relevant member state of the European Union, as the case may be, and having maturities of not more than six months from the date of acquisition;

            (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Facilities or any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch (or successor rating agency) Rating of "B" or better;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) overnight deposits with entities whose unsecured commercial paper or other unsecured short-term debt obligations, have, at the time of such deposit, credit ratings of at least P-1 (or its equivalent) or higher from Moody's Investors Service, Inc. and A-1 (or its equivalent) or higher from Standard & Poor's Ratings Group; and

            (6) investments in money market funds or money market mutual funds which have, at the time of such investments, credit ratings of at least P-1 (or its equivalent) or higher from Moody's Investors Service, Inc. and A-1 (or its equivalent) or higher from Standard & Poor's Ratings Group.

      "Class" means (1) in the case of First Priority Lien Debt, every Series of First Priority Lien Debt, taken together, (2) in the case of Second Priority Lien Debt, every Series of Second Priority Lien Debt, taken together, (3) in the case of Third Priority Lien Debt, every Series of Third Priority Lien Debt, taken together, and (4) in the case of Other Junior Lien Debt, every Series of Other Junior Lien Debt, taken together.

      "Closing Date" means March 23, 2004.

      "Closing Date Facilities" means the electric generating facilities (including any electric generating facilities under construction) owned by Baytown Energy Center, LP; Carville Energy LLC; Channel Energy Center, LP; Columbia Energy LLC; Corpus Christi Cogeneration LP; Decatur Energy Center, LLC; Delta Energy Center, LLC, Freestone Power Generation, LP; Goldendale Energy Center, LLC, Los Medanos Energy Center, LLC; Morgan Energy Center, LLC; Calpine Oneta Power, L.P.; Pastoria Energy Facility, LLC and Zion Energy LLC.

      "Collateral" has the meaning set forth in the recitals to this Agreement.

      "Collateral Agent" has the meaning set forth in the preamble to this Agreement.

      "Collateral Trust Joinder" means an agreement substantially in the form of Exhibit A to this Agreement.

      "Company" has the meaning set forth in the preamble to this Agreement.

      "Company Collateral" has the meaning set forth in the recitals to this Agreement.

      "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Discharge of First Priority Lien Obligations" means the occurrence of all of the following:

                  (1) termination of all commitments to extend credit that would constitute First Priority Lien Debt;

                  (2) payment in full in cash of the principal of and interest and premium (if any) (or defeasance in accordance with the applicable Secured Debt Document if such document provides for a release of Liens on the Collateral upon such defeasance) on all First Priority Lien Debt (other than any undrawn letters of credit);

                  (3) discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting First Priority Lien Debt; and

                  (4) payment in full in cash of all other First Priority Lien Obligations that are outstanding and unpaid at the time the First Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

      "Discharge of Second Priority Lien Obligations" means the occurrence of all of the following:

                  (1) termination of all commitments to extend credit that would constitute Second Priority Lien Debt;

                  (2) payment in full in cash of the principal of and interest and premium (if any) (or defeasance in accordance with the applicable Secured Debt Document if such document provides for a release of Liens on the Collateral upon such defeasance) on all Second Priority Lien Debt (other than any undrawn letters of credit);

                  (3) discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting Second Priority Lien Debt; and

                  (4) payment in full in cash of all other Second Priority Lien Obligations that are outstanding and unpaid at the time the Second Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

      "Discharge of Senior Priority Lien Obligations" means (1) with respect to the Second Priority Lien Debt, the Discharge of First Priority Lien Obligations,
(2) with respect to the Third Priority Lien Debt, the Discharge of First Priority Lien Obligations and the Discharge of Second Priority Lien Obligations, and (3) with respect to Other Junior Priority Lien Debt, the Discharge of First Priority Lien Obligations, the Discharge of Second Priority Lien Obligations and the Discharge of Third Priority Lien Obligations.

      "Discharge of Third Priority Lien Obligations" means the occurrence of all of the following:

                  (1) termination of all commitments to extend credit that would constitute Third Priority Lien Debt;

                  (2) payment in full in cash of the principal of and interest and premium (if any) (or defeasance in accordance with the applicable Secured Debt Document if such document provides for a release of Liens on the Collateral upon such defeasance) on all Third Priority Lien Debt (other than any undrawn letters of credit);

                  (3) discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting Third Priority Lien Debt; and

                  (4) payment in full in cash of all other Third Priority Lien Obligations that are outstanding and unpaid at the time the Third Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

      "Equally and Ratably" means, in reference to sharing of Liens or proceeds thereof as between Secured Parties of the same Class, that such Liens or proceeds:

            (1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on, each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter

            (2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on, all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding

        Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Agent) prior to the date such distribution is made.

      "Equity Interests" means Capital Stock, and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Excluded Assets" means:

            (1) the fixtures and equipment relating to any Facility if, to the extent that and for so long as (A) the ownership or operation of such Facility is regulated by any federal or slate regulatory authority and (B) under the law applicable to such regulatory authority the grant of a security interest in such fixtures and equipment is prohibited or a security interest in such fixtures and equipment may be granted only after completion of a filing with, or receipt of consent from, such regulatory authority which has not been effectively completed or received; provided, that (i) such fixtures and equipment will be an Excluded Asset only to the extent and for so long as the conditions set forth in clauses (A) and (B) in this clause (1) are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of the effective completion of any required filing or effective receipt of any required regulatory approval, and (ii) unless prohibited by law, the proceeds of any sale, lease or other disposition of any such fixtures or equipment that are Excluded Assets shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Agent under the Security Documents, except as such proceeds are applied and used by the Company or any other Obligor in the ordinary course of business and in accordance with the Secured Debt Documents;

            (2) with respect to personal property, any contract, agreement, lease, license, permit, franchise, power, authority or right if, to the extent that and for so long as (A) the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such contract, agreement, lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such contract, agreement, lease, license, permit, franchise, power, authority or right is governed and (B) such abandonment, invalidation, unenforceability, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provisions) of any relevant jurisdiction or any other applicable law (including the United States bankruptcy code); provided, that (i) such contract, agreement, lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for so long as the conditions set forth in clauses (A) and (B) of this clause (2) are and remain satisfied and to the extent that such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral

      Agent under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (ii) the proceeds of any sale, lease or other disposition of any such contract, agreement, lease, license, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Agent under the Security Documents, except as such proceeds are applied and used by the Company or any other Obligor in the ordinary course of business and in accordance with the Secured Debt Documents;

            (3) with respect to any real property, any lease, license, permit, franchise, power, authority or tight if, to the extent that and for so long as the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed; provided, that such lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the condition set forth above is and remains satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents except as such proceeds are applied and used by the Company or any other Obligor in the ordinary course of business and in accordance with the Secured Debt Documents;

            (4)   any Excluded Subsidiary Securities;

            (5)   any property or assets owned by the Excluded Subsidiary;

            (6) any Expansion Assets; provided, that any Expansion Assets will be Excluded Assets only if and for so long as the limitations imposed by the debt instruments of Calpine and its Subsidiaries on the ability to grant a Lien on such Expansion Assets to secure the Secured Obligations continue to be applicable, as determined in good faith by the Company; and

            (7) the Company's rights under or with respect to the Working Capital Facility.

      "Excluded Subsidiary" means Goldendale Energy Center, LLC.

      "Excluded Subsidiary Securities" means Equity Interests of any Subsidiary of the Company, other than the Equity Interests in CalGen Expansion Company.

      "Expansion Assets" means the assets (including real property rights, contractual rights, rights under permits, other general intangibles and other ancillary rights) added to a Facility in connection with the addition of capacity to, or other expansion of, such Facility; provided, that such Expansion Assets are not necessary for the operation of such Facility or any other Facility (other than the Expansion Assets themselves), are readily distinguishable from such Facility and can be removed or separated from such Facility, dismantled or operated independently of the operation of the Facility without impairing such Facility or any other Facility in any material respect.

      "Expansion Debt" means Indebtedness incurred for the purpose of financing the development construction or purchase of, or repairs, improvements or additions to, Expansion Assets relating to one or more Facilities, including any Indebtedness existing at the time such Expansion Assets are acquired, whether or not such Indebtedness is incurred in connection with, or in contemplation of, the acquisition of such Expansion Assets; provided, that such Indebtedness was incurred to finance the development, construction or purchase of, or repairs, improvements or additions to, such Expansion Assets.

      "Facilities" means the Closing Date Facilities and any other electric generating facilities acquired or constructed after the Closing Date described in the definition of Permitted Business; provided, that any Facility disposed of in accordance with the terms hereof shall from and after the date of any such disposition be deemed not to be a Facility hereunder from and after the date of such disposition.

      "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, (1) determined in good faith by an officer of the Company and evidenced by an Officer's Certificate delivered to the Collateral Agent, if such value is less than or equal to $10.0 million, or (2) determined in good faith by the Board of Directors of the Company and evidenced by a resolution delivered to the Collateral Agent, if such value is greater than $10.0 million.

      "First Priority Debt Representative" means:

            (a) in the case of the Revolving Loan Agreement, the Revolving Loan Administrative Agent;

            (b) in the case of the First Priority Term Loan Agreement, the First Priority Term Loan Administrative Agent;

            (c) in the case of the First Priority Notes, the First Priority Trustee;

            (d) in the case of Hedging Obligations incurred to manage or hedge interest rate risk with respect to First Priority Lien Debt, the counterparties to the agreements governing such Hedging Obligations; or

            (e) in the case of any other Series of First Priority Lien Debt, the trustee, agent or other representative of the holders of such Series of First Priority Lien Debt that (1) is appointed as a First Priority Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the credit agreement, indenture or other agreement governing such Series of First Priority Lien Debt and (2) has executed a Collateral Trust Joinder.

      "First Priority Debt Sharing Confirmation" means, as to any Series of First Priority Lien Debt, the written agreement of the holders of such Series of First Priority Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of First Priority Lien

Debt, for the enforceable benefit of all holders of each other existing and future Series of First Priority Lien Debt, each existing and future First Priority Debt Representative and the Collateral Agent, that (1) all First Priority Lien Obligations will be and are secured Equally and Ratably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of First Priority Lien Debt, whether or not upon property otherwise constituting Collateral, (2) all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of First Priority Lien Obligations Equally and Ratably, and (3) the holders of Obligations in respect of such Series of First Priority Lien Debt are bound by the provisions in this Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Agent to perform its obligations under this Agreement.

      "First Priority Indenture" has the meaning set forth in the recitals to this Agreement.

      "First Priority Lien" means a Lien granted by a Security Document to the Collateral Agent, for the benefit of the First Priority Secured Parties, upon any property of the Company or any other Obligor to secure First Priority Lien Obligations.

      "First Priority Lien Debt" means:

            (1)   the First Priority Notes issued on the Closing Date;

            (2) Indebtedness under the First Priority Term Loan Agreement incurred on the Closing Date;

            (3)   Indebtedness under the Revolving Loan Agreement;

            (4) Hedging Obligations incurred to hedge or manage interest rate risk with respect to First Priority Lien Debt having an aggregate notional amount not to exceed, together with the aggregate notional amount of any outstanding Hedging Obligations constituting Second Priority Lien Debt, $500.0 million;

            (5) Indebtedness under any other Credit Facility that is secured by a First Priority Lien; and

            (6) any other Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire any other First Priority Lien Debt;

provided, that in the case of any Indebtedness referred to in clause (3), (4),
(5) or (6) of this definition:

            (a) such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document (or the lenders under such Indebtedness obtained an Officer's Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document);

            (b) on or before the date on which such Indebtedness is incurred by the Company or the applicable Subsidiary, such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each First Priority Debt Representative and the Collateral Agent, as "First Priority Lien Debt" for the purposes of this Agreement and the other First Priority Lien Documents;

            (c) such Indebtedness is governed by an agreement that includes a First Priority Sharing Confirmation, a Lien Priority Confirmation, and an agreement by the holder of such Indebtedness and the applicable First Priority Debt Representative to vote with respect to such Indebtedness in accordance with Article 4 of this Agreement; and

            (d) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Agent's Liens to secure such Indebtedness and all Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Agent an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is "First Priority Lien Debt").

      "First Priority Lien Documents" means the First Priority Indenture, the First Priority Notes, the First Priority Term Loan Agreement, the Revolving Loan Agreement, each First Priority Sharing Confirmation, the Security Documents, each agreement evidencing any other Series of First Priority Lien Debt and all other agreements governing, securing or relating to any First Priority Lien Obligations.

      "First Priority Lien Obligations" means the First Priority Lien Debt and all other Obligations in respect of First Priority Lien Debt.

      "First Priority Notes" has the meaning set forth in the recitals to this Agreement.

      "First Priority Secured Parties" means the holders of First Priority Lien Obligations and the First Priority Debt Representatives.

      "First Priority Term Loan Administrative Agent" has the meaning set forth in the recitals to this Agreement.

      "First Priority Term Loan Agreement" has the meaning set forth in the recitals to this Agreement.

      "First Priority Term Loans" has the meaning set forth in the recitals to this Agreement.

      "First Priority Trust Estate" has the meaning given in Section 2.1.

      "First Priority Trustee" has the meaning set forth in the recitals to this Agreement.

      "First Priority Voting Group" has the meaning given in Section 4.1.

      "GAAP" means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the applicable date of determination.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

      "Guarantor Collateral" has the meaning set forth in the recitals to this Agreement.

      "Guarantors" means:

            (a) CalGen Expansion Company; CPN Freestone, LLC; Calpine Freestone, LLC; Freestone Power Generation LP; Calpine Freestone Energy GP, LLC; Calpine Freestone Energy, LP; Calpine Power Equipment LP; Calpine Channel Energy Center LP, LLC; Calpine Channel Energy Center GP, LLC; Channel Power GP, LLC; Channel Power, LP; Channel Energy Center, LP; CalGen Equipment Finance Holdings, LLC; CalGen Project Equipment Finance Company One, LLC; CalGen Project Equipment Finance Company Three LLC; CalGen Equipment Finance Company, LLC; Nueces Bay Energy LLC; Calpine Northbrook Southcoast Investors, LLC; Calpine Corpus Christi Energy GP, LLC; Calpine Corpus Christi Energy, LP; Corpus Christi Cogeneration LP; Zion Energy LLC; Los Medanos Energy Center, LLC; Morgan Energy Center, LLC; Carville Energy LLC; Decatur Energy Center, LLC; Calpine Oneta Power I, LLC; Calpine Oneta Power II, LLC; Calpine Oneta Power, L.P.; Calpine Baytown Energy Center LP, LLC; Calpine Baytown Energy Center GP, LLC; Baytown Energy Center, LP; Baytown Power GP, LLC; Baytown Power, LP; Columbia Energy LLC; Delta Energy Center, LLC; CalGen Project Equipment Finance Company Two, LLC; Pastoria Energy Facility L.L.C.; and Calpine Pastoria Holdings, LLC; and

            (b) any other Subsidiary of the Company that becomes a Guarantor under any Secured Debt Document;

      and their respective successors and assigns.

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

            (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

            (2) other agreements or arrangements designed to manage interest rate risk; and

            (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices;

in each case to the extent permitted to be incurred under the Secured Debt Documents.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

            (1)   in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3)   in respect of bankers' acceptances;

            (4)   representing Capitalized Lease Obligations;

            (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

            (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

      "Indemnified Liabilities" means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company or any of its Subsidiaries or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

      "Indemnitee" has the meaning set forth in Section 8.8(a).

      "Indentures" has the meaning set forth in the recitals to this Agreement.

      "Index Based Gas Sales and Power Purchase Agreement" means the Index Based Gas Sale and Power Purchase Agreement, dated as of the Closing Date, among Calpine Energy Services, L.P., the Company and its Subsidiaries party thereto.

      "Insolvency Proceeding" means:

            (1) any proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Obligor, any receivership or assignment for the benefit of creditors relating to the Company or any other Obligor or any similar case or proceeding relative to the Company or any other Obligor or its creditors, as such, including any case under Title 11 of the United States Code or any comparable foreign law equivalent, or any successor bankruptcy law, in each case whether or not voluntary;

            (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

            (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

      "Junior Priority Debt Documents" mean each agreement evidencing Junior Priority Lien Obligations, the Security Documents and all other agreements governing, securing or relating to Junior Priority Lien Obligations.

      "Junior Priority Debt Representatives" means (x) with respect to the First Priority Lien Debt, the Second Priority Debt Representatives, the Third Priority Debt Representatives and the Other Junior Debt Representatives, (y) with respect to the Second Priority Lien Debt, the Third Priority Debt Representatives and the Other Junior Debt Representatives and (z) with respect to the Third Priority Lien Debt, the Other Junior Debt Representatives.

      "Junior Priority Lien" means (x) with respect to the First Priority Secured Parties, the Second Priority Lien, the Third Priority Lien and the Other Junior Liens, (y) with respect to the Second Priority Secured Parties, the Third Priority Lien and the Other Junior Liens and (z) with respect to the Third Priority Secured Parties, the Other Junior Liens.

      "Junior Priority Lien Obligations" means, with respect to a Junior Priority Secured Party, the Obligations owed to such Person.

      "Junior Priority Secured Parties" means (x) with respect to the First Priority Secured Parties, the Second Priority Secured Parties, the Third Priority Secured Parties and the Other Junior Secured Parties, (y) with respect to the Second Priority Secured Parties, the Third Priority Secured Parties and the Other Junior Secured Parties, and (z) with respect to the Third Priority Secured Parties, the Other Junior Secured Parties.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Lien Priority Confirmation" means:

            (1) as to any Series of First Priority Lien Debt, the written agreement of the holders of such Series of First Priority Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of First Priority Lien Debt, for the enforceable benefit of all holders of each existing and future holders of Permitted Prior Liens and the Collateral Agent, to be bound by the provisions of this Agreement;

            (2) as to any Series of Second Priority Lien Debt, the written agreement of the holders of such Series of Second Priority Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of Second Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of First Priority Lien Debt, each existing and future First Priority Debt Representative and the Collateral Agent, to be bound by the provisions of this Agreement;

            (3) as to any Series of Third Priority Lien Debt, the written agreement of the holders of such Series of Third Priority Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of Third Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of First Priority Lien Debt, each existing and future Series of Second Priority Lien Debt, each existing and future First Priority Debt Representative, each existing and future Second Priority Debt Representative and the Collateral Agent, to be bound by the provisions of this Agreement; and

            (4) as to any Series of Other Junior Lien Debt, the written agreement of the holders of such Series of Other Junior Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of Other Junior Lien Debt, for the enforceable benefit of all holders of each existing and future Series of First Priority Lien Debt, each existing and future Series of Second Priority Lien Debt, each existing and future Series of Third Priority Lien Debt, each existing and future First Priority Debt Representative, each existing and future Second Priority Debt Representative, each existing and future Third Priority Debt Representative and the Collateral Agent, to be bound by the provisions of this Agreement.

      "New Secured Debt" has the meaning given in Section 3.8.

      "Notes" has the meaning set forth in the recitals to this Agreement.

      "Notice of Actionable Default" means a written notice given to the Collateral Agent stating that an Actionable Default has occurred and is continuing.

      "Obligations" means, with respect to any Indebtedness of any Person (collectively, without duplication):

            (1) all debt, financial liabilities and obligations of such Person of whatsoever nature and howsoever evidenced (including principal, interest, fees, reimbursement obligations, cash cover obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the providers or holders of such

      Indebtedness or to any agent, trustee or other representative of such providers or holders of such Indebtedness under or pursuant to each agreement, document or instrument evidencing, securing, guaranteeing or relating to such Indebtedness, financial liabilities or obligations relating to such Indebtedness (including Secured Debt Documents applicable to such Indebtedness (if any)), in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreement, document or instrument;

            (2) any and all sums paid or advanced by the Collateral Agent or any other Person in order to preserve the Collateral or any other collateral securing such Indebtedness or to preserve the Liens and security interests in the Collateral or any other collateral securing such Indebtedness; and

            (3) the costs and expenses of collection and enforcement of the obligations referred to in clauses (1) and (2), including:

                  (a) the costs and expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on any Collateral or any other collateral;

                  (b) the costs and expenses of any exercise by the Collateral Agent or any other Person of its rights under the Security Documents or any other security documents; and

                  (c)   reasonable attorneys' fees and expenses and court costs.

      "Obligor" means each Calpine Company and each other Person (if any) that at any time provides collateral security for any Secured Debt Obligations.

      "Officer's Certificate" means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by one officer of the Company, who must be the Chairman of the Board, Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or a Vice President, including:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

      "Other Junior Debt Representative" means the trustee, agent or other representative for the holders of a Series of Other Junior Lien Debt that (1) is appointed as an Other Junior Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the credit agreement, indenture or other agreement governing such Other Junior Lien Debt and (2) has executed a Collateral Trust Joinder.

      "Other Junior Lien" means a Lien granted by a Security Document to the Collateral Agent, for the benefit of the Other Junior Secured Parties, upon any property of the Company or any other Obligor to secure Other Junior Lien Obligations.

      "Other Junior Lien Debt" means:

            (1) Expansion Debt that is secured by a Lien on the Capital Stock of CalGen Expansion Company, LLC; provided, that any such Capital Stock must be part of the Collateral and any such Liens must be junior to all First Priority Liens, Second Priority Liens and Third Priority Liens in accordance with the terms hereof;

            (2) Expansion Debt that is secured by a Lien on property and assets of the Person incurring such Expansion Debt other than Expansion Assets; provided, that all such property and assets must be part of the Collateral and any such Liens must be junior to all First Priority Liens, Second Priority Liens and Third Priority Liens in accordance with the terms hereof; and

            (3) Third Party Subordinated Indebtedness secured by the property and assets of the Company; provided, that all such property and assets must be part of the Collateral and any such Liens must be junior to all First Priority Liens, Second Priority Liens and Third Priority Liens in accordance with the terms hereof;

provided, that in the case of any Indebtedness referred to in clause (1), (2) or
(3) of this definition:

            (a) such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document (or the lenders under such Indebtedness obtained an Officer's Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document);

            (b) on or before the date on which such Indebtedness is incurred by the Company or the applicable Subsidiary, such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each Other Junior Debt Representative and the Collateral Agent, as "Other Junior Lien Debt" for the purposes of this Agreement and the other Other Junior Lien Documents;

            (c) such Indebtedness is governed by an agreement that includes an Other Junior Lien Sharing Confirmation, a Lien Priority Confirmation, and an agreement by the holder of such Indebtedness and the applicable First Priority Debt Representative to vote with respect to such Indebtedness in accordance with Article 4 of this Agreement; and

            (d) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Agent's Liens to secure such Indebtedness and all Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Agent an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is "Other Junior Lien Debt").

      "Other Junior Lien Debt Sharing Confirmation" means, as to any Series of Other Junior Lien Debt, the written agreement of the holders of such Series of Other Junior Lien Debt, as set forth in the indenture or other agreement governing such Series of Other Junior Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Other Junior Lien Debt, each existing and future Other Junior Debt Representative and the Collateral Agent, (1) setting forth the priority of such Series of Other Junior Lien Debt in relation to all Other Junior Lien Obligations with respect to sharing of proceeds of Collateral, voting and other matters under this Agreement, and (2) providing that the holders of Obligations in respect of such Series of Other Junior Lien Debt are bound by the provisions in this Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Agent to perform its obligations under this Agreement.

      "Other Junior Lien Documents" means each agreement evidencing Other Junior Lien Debt and all other agreements governing, securing or relating to any Other Junior Lien Obligations.

      "Other Junior Lien Obligations" means the Other Junior Lien Debt and all other Obligations in respect of Other Junior Lien Debt.

      "Other Junior Lien Trust Estate" has the meaning given in Section 2.4.

      "Other Junior Secured Parties" means the holders of Other Junior Lien Obligations and the Other Junior Debt Representatives.

      "Parent" has the meaning set forth in the preamble to this Agreement.

      "Parent Collateral" has the meaning set forth in the recitals to this Agreement.

      "Permitted Business" means the ownership, construction, operation and maintenance of the Closing Date Facilities and any substantially similar electric generating facilities located in the United States, together with any related assets or facilities, including gas pipelines supplying natural gas to such generating facilities, electric transmission lines carrying energy generated from such generating facilities, and any related gas or electric interconnection facilities.

      "Permitted Counterparty Lien" means a Lien in favor of a counterparty under a PPA; provided, that the following conditions are satisfied:

            (1)   the counterparty is not an Affiliate of the Company;

            (2) the Lien does not secure any Indebtedness and (a) is granted solely to secure the performance obligations of the Company or the applicable Subsidiary under the PPA and/or any obligation of the Company or the applicable Subsidiary to make a termination payment under the PPA upon the occurrence of the event described in clause (3) (c) (i) below in this definition or the termination by the counterparty upon the occurrence of any of the events described in clause (3)(c)(ii) below in this definition, or (b) creates rights designed to enable the counterparty to assume operational control of the relevant Facility or Facilities (e.g., step-in rights) or otherwise continue performance of the Company's or the applicable Subsidiary's obligations under the PPA;

            (3) the counterparty can exercise its rights with respect to the Lien only (a) for so long as the counterparty remains current with respect to all of its payment obligations under the PPA and is not otherwise in a continuing default under the PPA, (b) if the counterparty continues to acknowledge the existence of the Liens securing the Secured Obligations (unless and until Liens securing the Secured Obligations are eliminated in connection with a foreclosure of the Permitted Counterparty Liens as contemplated by clause (4) of this definition) and (c) if either (i) the Company or the applicable Subsidiary has terminated, rejected or repudiated the PPA (including, without limitation, any rejection or similar act by or on behalf of the Company or the applicable Subsidiary in connection with any bankruptcy proceeding) or (ii) the Company or the applicable Subsidiary has intentionally breached its obligations under the PPA; provided, that the following actions will be considered an intentional breach by the Company or the applicable Subsidiary under the
      PPA: (A) the Company or the applicable Subsidiary provides or delivers capacity or energy to a third party if the Company or the applicable Subsidiary is required under the PPA to provide or deliver such capacity or energy to the counterparty; (B) the Company or the applicable Subsidiary fails to operate or attempt to operate one or more of the relevant Facilities at a time when the Company or the applicable Subsidiary was required under the PPA to operate or attempt to operate such Facility or Facilities and such operation or attempted operation is not prevented by force majeure, forced outage or other events or circumstances outside the reasonable control of the Person responsible therefor; (C) any failure by the Company or the applicable Subsidiary to comply with any provisions of the PPA designed to enable the counterparty to assume operational control of the relevant Facility or Facilities (e.g., step-in rights) or otherwise take actions necessary to continue performance of the Company's or the applicable Subsidiary's obligations under the PPA, in each case to the extent the Company or the applicable Subsidiary is then capable of complying with such provisions; or (D) any failure by the Company or the applicable Subsidiary to pay to the counterparty any amount due and payable in accordance with the terms and conditions of the PPA; and

            (4) the counterparty's exercise of its rights with respect to the Lien is limited to (a) the taking of actions pursuant to any provisions of the PPA designed to enable the counterparty to assume operational control of the relevant Facility or Facilities (e.g., step-in rights) or otherwise necessary to continue performance of the Company's or the applicable Subsidiary's obligations under the PPA or (b) the recovery of any termination payment due under the PPA upon the occurrence of the event described in clause (3) (c) (i) above in this definition or the termination by the counterparty upon the occurrence of any of the events described in clause (3) (c) (ii) above in this definition.

      "Permitted Prior Liens" means:

            (1) Liens directly on Expansion Assets to secure Expansion Debt used to finance such Expansion Assets and other Expansion Assets owned by the Person incurring such Expansion Debt (including any rights of such Person under Shared Facilities Arrangements);

            (2) obligations under Shared Facilities Arrangements, to the extent such obligations constitute Liens, and Liens on Shared Facilities securing the applicable Obligor's obligations under Shared Facilities Arrangements;

            (3) Liens existing on the Closing Date and set forth on a schedule to a First Priority Lien Document in effect on the Closing Date;

            (4)   Permitted Counterparty Liens;

            (5) to the extent constituting Liens, obligations of the Company or its Subsidiaries under, or restrictions imposed by, any PPA Recognition Agreement; and

            (6) Liens that arise by operation of law and are not voluntarily granted, to the extent under applicable law such Liens are entitled to priority over the Liens granted by the Security Documents.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "PPA" means an agreement (including a tolling agreement, fuel conversion services agreement or other similar agreement) entered into by the Company or any of its Subsidiaries for the sale of capacity or energy (and services ancillary or related thereto) from one or more of the Facilities.

      "PPA Recognition Agreement" means an agreement by the Collateral Agent, on behalf of the holders of Secured Obligations, substantially in the form of Exhibit B, (a) to assume, directly or indirectly (through any agent or Affiliate), the rights and obligations of the Company and any of its Subsidiaries under the WECC Fixed Price Gas Sale and Power Purchase Agreement in the event of a foreclosure, or the exercise or enforcement of the Collateral Agent's interests, rights, powers and remedies in respect of the Collateral under this Agreement or any other Security Document, and (b) not to reject the WECC Fixed Price Gas Sale and Power Purchase Agreement in any Insolvency Proceeding (subject to applicable law and the discretion of the bankruptcy court), in each case so long as Calpine Energy Services, L.P. (or its successor or permitted assignee) is not in default under the WECC Fixed Price Gas Sale and Power Purchase Agreement or the Index Based Gas Sale and Power Purchase Agreement.

      "Priming Lien" means a Lien or other obligation described in clause (a),
(b), (d) or (e) of the definition of "Permitted Prior Liens."

      "Priming Lien Obligations" means obligations secured by a Priming Lien; provided, that (1) such Priming Lien and obligations were permitted to be incurred under each applicable Secured Debt Document (or the beneficiaries of such Liens or obligations obtained an Officer's Certificate of the Company to such effect), and (2) all requirements set forth in this Agreement as to the confirmation of such Priming Lien and obligations are satisfied (and the satisfaction of such requirements and the other provisions of this clause (2) will be conclusively established if the Company delivers to the Collateral Agent an Officer's Certificate stating that such requirements and other provisions have been satisfied and that such obligations are "Priming Lien Obligations").

      "Priming Lien Secured Parties" means the holders of Priming Lien Obligations.

      "Remedy Bar Lift Trigger Date" means, at any time prior to the Discharge of First Priority Lien Obligations and after the occurrence of an event of default as defined in and under any Second Priority Lien Document, the earlier of (x) the date that is 180 days after the occurrence of such event of default and (y) the date of the commencement of any Insolvency Proceeding in respect of the Company or any Obligor.

      "Responsible Officer" means, with respect to the Collateral Agent or any Secured Debt Representative, any officer within the corporate trust department of the Collateral Agent or such Secured Debt Representative, as the case may be, including any managing director, director, vice president, assistant vice president, associate, trust officer or any other officer of the Collateral Agent or such Secured Debt Representative, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time will be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who will have direct responsibility for the administration of this Agreement.

      "Revolving Loan Administrative Agent" has the meaning set forth in the recitals to this Agreement.

      "Revolving Loan Agreement" has the meaning set forth in the recitals to this Agreement.

      "Revolving Loans" has the meaning set forth in the recitals to this Agreement.

      "Second Priority Debt Representative" means:

            (a) in the case of the Second Priority Term Loan Agreement, the Second Priority Term Loan Administrative Agent;

            (b) in the case of the Second Priority Notes, the Second Priority Trustee;

            (d) in the case of Hedging Obligations incurred to manage or hedge interest rate risk with respect to Second Priority Lien Debt, the counterparties to the agreements governing such Hedging Obligations; or

            (e) in the case of any other Series of Second Priority Lien Debt, the trustee, agent or other representative of the holders of such Series of Second Priority Lien Debt that (1) is appointed as a Second Priority Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Second Priority Lien Debt and (2) has executed a Collateral Trust Joinder.

      "Second Priority Debt Sharing Confirmation" means, as to any Series of Second Priority Lien Debt, the written agreement of the holders of such Series of Second Priority Lien Debt, as set forth in the indenture or other agreement governing such Series of Second Priority Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Second Priority Lien Debt, each existing and future Second Priority Debt Representative and the Collateral Agent, that (1) all Second Priority Lien Obligations will be and are secured Equally and Ratably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of Second Priority Lien Debt, whether or not upon property otherwise constituting Collateral, (2) all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Second Priority Lien Obligations Equally and Ratably, and (3) the holders of Obligations in respect of such Series of Second Priority Lien Debt are bound by the provisions in this Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Agent to perform its obligations under this Agreement.

      "Second Priority Indenture' has the meaning set forth in the recitals to this Agreement.

      "Second Priority Lien Documents" means the Second Priority Indenture, the Second Priority Notes, the Second Priority Term Loan Agreement, each Second Priority Sharing Confirmation, the Security Documents, each agreement evidencing any other Series of Second Priority Lien Debt and all other agreements governing, securing or relating to any Second Priority Lien Obligations.

      "Second Priority Lien" means a Lien granted by a Security Document to the Collateral Agent, for the benefit of the Second Priority Secured Parties, upon any property of the Company or any other Obligor to secure Second Priority Lien Obligations.

      "Second Priority Lien Debt" means:

            (1)   the Second Priority Notes issued on the Closing Date;

            (2) Indebtedness under the Second Priority Term Loan Agreement incurred on the Closing Date;

            (3) Hedging Obligations incurred to hedge or manage interest rate risk with respect to Second Priority Lien Debt having an aggregate notional amount not to exceed, together with the aggregate notional amount of any outstanding Hedging Obligations constituting First Priority Lien Debt, $500.0 million;

            (4) Indebtedness under any other Credit Facility that is secured by a Second Priority Lien; and

            (5) any other Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire any other Second Priority Lien Debt or any First Priority Lien Debt;

provided, that in the case of any Indebtedness referred to in clause (3), (4) or
(5) of this definition:

            (a) such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document (or the lenders under such Indebtedness obtained an Officer's Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document);

            (b) on or before the date on which such Indebtedness is incurred by the Company or the applicable Subsidiary, such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each Second Priority Debt Representative and the Collateral Agent, as "Second Priority Lien Debt" for the purposes of this Agreement and the other Second Priority Lien Documents;

            (c) such Indebtedness is governed by an agreement that includes a Second Priority Sharing Confirmation, a Lien Priority Confirmation, and an agreement by the holder of such Indebtedness and the applicable Second Priority Debt Representative to vote with respect to such Indebtedness in accordance with Article 4 of this Agreement; and

            (d) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Agent's Liens to secure such Indebtedness and all Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Agent an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is "Second Priority Lien Debt").

      "Second Priority Lien Obligations" means the Second Priority Lien Debt and all other Obligations in respect of Second Priority Lien Debt.

      "Second Priority Notes" has the meaning set forth in the recitals to this Agreement.

      "Second Priority Secured Parties" means the holders of Second Priority Lien Obligations and the Second Priority Debt Representatives.

      "Second Priority Term Loan Administrative Agent" has the meaning set forth in the recitals to this Agreement.

      "Second Priority Term Loan Agreement" has the meaning set forth in the recitals to this Agreement.

      "Second Priority Term Loans" has the meaning set forth in the recitals to this Agreement.

      "Second Priority Trust Estate" has the meaning set forth in Section 2.2.

      "Second Priority Trustee" has the meaning set forth in the recitals to this Agreement.

      "Second Priority Voting Group" has the meaning given in Section 4.1.

      "Secured Debt" means First Priority Lien Debt, Second Priority Lien Debt, Third Priority Lien Debt and Other Junior Lien Debt.

      "Secured Debtholder" means, at any time, a Person that is at that time the holder of any Secured Debt or has any commitment with respect to any Secured Debt or the issuance of any letters of credit under any Secured Debt Document or the making of any loans under any Secured Debt Document.

      "Secured Debt Default" means any event or condition which, under the terms of any Secured Debt Document, causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

      "Secured Debt Documents" means the First Priority Lien Documents, the Second Priority Lien Documents, the Third Priority Lien Documents and the Other Junior Lien Documents.

      "Secured Debt Representative" means each First Priority Debt Representative, each Second Priority Debt Representative, each Third Priority Debt Representative and each Other Junior Debt Representative.

      "Secured Obligations" means the First Priority Lien Obligations, the Second Priority Lien Obligations, the Third Priority Lien Obligations and the Other Junior Lien Obligations.

      "Secured Obligations Termination Date" means the date on which all Secured Obligations (including all interest accrued thereon after the commencement of any Insolvency Proceeding at the rate, including any applicable post-default rate, specified in the applicable Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) have been paid in full in cash (and/or defeased in accordance with the applicable Secured Debt Documents), all commitments to extend credit under all Secured Debt Documents have terminated or expired and all outstanding letters of credit issued pursuant to any Secured Debt Documents have been cancelled, terminated or cash collateralized at 102.5% of the aggregate undrawn amount.

      "Secured Parties" means the First Priority Secured Parties, the Second Priority Secured Parties, the Third Priority Secured Parties and the Other Junior Secured Parties.

      "Security Documents" means this Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time in accordance with its terms.

      "Senior Priority Debt Representatives" means (x) with respect to the Second Priority Lien Debt, the First Priority Debt Representatives, (y) with respect to the Third Priority Lien Debt, the First Priority Debt Representatives and the Second Priority Debt Representatives, and (z) with respect to the Other Junior Lien Debt, the First Priority Debt Representatives, the Second Priority Debt Representatives and the Third Priority Debt Representatives.

      "Senior Priority Lien" means (x) with respect to the Second Priority Secured Parties, Permitted Prior Liens and First Priority Liens, (y) with respect to the Third Priority Secured Parties, Permitted Prior Liens, First Priority Liens and Second Priority Liens, and (z) with respect to the Other Junior Secured Parties, Permitted Prior Liens, First Priority Liens, Second Priority Liens and Third Priority Liens.

      "Senior Priority Lien Documents" each agreement evidencing Senior Priority Lien Obligations, the Security Documents and all other agreements governing, securing or relating to any Senior Priority Lien Obligations.

      "Senior Priority Lien Obligations" means, with respect to a Senior Priority Secured Party, the Obligations owed to such Person.

      "Senior Priority Secured Parties" means (x) with respect to the Second Priority Secured Parties, the First Priority Secured Parties, (y) with respect to the Third Priority Secured Parties, the First Priority Secured Parties and the Second Priority Secured Parties, and (z) with respect to the Other Junior Secured Parties, the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties.

      "Series of First Priority Lien Debt" means, severally, the Indebtedness incurred under the Revolving Loan Agreement, the Indebtedness incurred under the First Priority Term Loan Agreement, the First Priority Notes and each other issue or series of First Priority Lien Debt incurred under one or more related documents.

      "Series of Second Priority Lien Debt" means, severally, the Indebtedness incurred under the Second Priority Term Loan Agreement, the Second Priority Notes and each other issue or series of Second Priority Lien Debt incurred under one or more related documents.

      "Series of Other Junior Lien Debt" means, severally, each issue or series of Other Junior Lien Debt incurred under one or more related documents.

      "Series of Third Priority Lien Debt" means, severally, the Third Priority Notes and each other issue or series of Third Priority Lien Debt incurred under one or more related documents.

      "Series of Secured Debt" means, severally, each Series of First Priority Lien Debt, each series of Second Priority Lien Debt, each Series of Third Priority Lien Debt and each Series of Other Junior Lien Debt.

      "Shared Facilities" means equipment, facilities, pipelines, permits, real estate rights, entitlements or other property that are shared or jointly used, owned or operated the Company or any of its Subsidiaries and any owner of Expansion Assets.

      "Shared Facilities Arrangement" means any arrangement that provides for the sharing, joint operation or use, common ownership, leasing or contingent use of Shared Facilities between the Company or any of its Subsidiaries and any owner of Expansion Assets or "Toll Party" (as defined below in this definition), and/or their respective lenders, including (a) agreements for the sharing or joint use or operation of Shared Facilities, (b) ownership of undivided interests in Shared Facilities as tenants in common or other similar forms of joint ownership, (c) leasing of Shared Facilities by the Company or any of its Subsidiaries to an owner of Expansion Assets, (d) ownership of Shared Facilities by a single purpose entity formed solely to own the Shared Facilities and owned by the Company or any of its Subsidiaries or jointly owned by the Company or any of its Subsidiaries and the owner of the Expansion Assets, (e) tolling agreements between the Company or any of its Subsidiaries and any other Person (the "Toll Party") with respect to a Facility's steam turbine, (f) granting of conditional or unconditional real estate rights for the construction, installation or use of Shared Facilities, (g) Liens on the Shared Facilities or interests therein to secure any such arrangement; provided, that the Company will deliver to the Collateral Agent an Officer's Certificate to the effect that, and, with respect to items (3) and (4) below, a nationally recognized independent engineer will deliver a report concluding that (subject to customary assumptions and qualifications):

            (1) the ownership, operation, leasing or use of such Shared Facilities by the owner of Expansion Assets (including the use of the steam turbine by the Toll Party) cannot unreasonably interfere with or otherwise materially adversely affect the operation of the Facility;

            (2) the owner of the Facility (or another entity on such owner's behalf) continues to operate and maintain the Facility and the Shared Facilities;

            (3) the costs of operating and maintaining the Shared Facilities are shared by the owner of the Facility and the owner of the Expansion Assets or the Toll Party, as applicable, on an equitable basis;

            (4) the Shared Facilities and the entitlements related thereto are sufficient to fully serve both the Facility and the Expansion Assets or the Toll Party, as applicable, or, to the extent the Shared Facilities or the entitlements related thereto are insufficient to fully serve both the Facility and the Expansion Assets or the Toll Party, as applicable, the Facility will have priority with respect to such Shared Facilities or entitlements, so long as the Facility is operated within the requirements, operating restrictions and other limitations associated with such Shared Facilities or entitlements;

            (5) the holder of the Expansion Assets or the Toll Party, as applicable, will not have any rights with respect to the sale or other disposition of, or exercise of remedies with respect to the Facility, so long as the Shared Facilities remain subject to the Shared Facilities Arrangements;

            (6) each party waives the defense that an adequate remedy exists at law and affords the other party (and its lenders or agents on behalf of such lenders) the right to specifically enforce the agreement; and

            (7) the owner of the Expansion Assets or the Toll Party, as applicable, cannot prevent a dismantling of the Facility and the receipt by the holders of the Secured Debt of the proceeds of the sale thereof, so long as (a) such owner or Toll Party, as applicable, is given an option to purchase the Shared Facilities at their Fair Market Value, as determined by appraisal, prior to dismantling of the Facility, (h) such owner or Toll Party, as applicable, is given a right of first refusal to acquire the Shared Facilities in the event they are offered for sale in connection with the dismantling of the Facility, and (c) the owner of the Facility cooperates with the owner of the Expansion Assets or the Toll Party, as applicable, in accommodating the continued use and operation of the Expansion Assets and the Shared Facilities to the maximum extent reasonably possible notwithstanding the dismantling of the Facility, including providing reasonable periods for and cooperating in the modification of the Shared Facilities.

      "Shared Facilities Arrangement Recognition Agreement" means, with respect to any Shared Facilities Arrangement, an agreement by the Collateral Agent, on behalf of the holders of Secured Obligations, substantially in the form of Exhibit C, with such modifications as will not result in such agreement being prohibited by any Secured Debt Document, as certified by the Company in an Officer's Certificate delivered to the Collateral Agent, (a) to assume, directly or indirectly (through any agent or Affiliate), the rights and obligations of the Company and any of its Subsidiaries under such Shared Facilities Arrangement in the event of a foreclosure, or the exercise or enforcement of the Collateral Agent's interests, rights, powers and remedies in respect of the Collateral under this Agreement or any other Security Document, (b) to recognize the rights of the owners of the Expansion Assets and the holders of the Expansion Debt under such Shared Facilities Arrangements, including in the event of a foreclosure of any of the Liens described in this Agreement, and (c) not to reject such Shared Facilities Arrangement in any Insolvency Proceeding (subject to applicable law and the discretion of the bankruptcy court).

      "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "Term Loan Agreements" has the meaning set forth in the recitals to this Agreement.

      "Term Loans" has the meaning set forth in the recitals to this Agreement.

      "Third Party Subordinated Indebtedness" means Indebtedness loaned to the Company by a Person other than an Affiliate of the Company; provided, that such Indebtedness (a) is contractually subordinated in right of payment and in all other respects to the Secured Obligations on the terms required by the Secured Debt Documents, (b) does not provide for mandatory redemption or other redemption thereof until at least six months after final stated maturity of all Secured Obligations, (c) provides for payment of interest thereon in the form of cash or additional Third Party Subordinated Indebtedness having a principal amount equal to the amount of interest due (i.e., "pay-in-kind"), and (d) is otherwise in the form required by the Secured Debt Documents.

      "Third Priority Debt Representative" means:

            (a)   in the case of the Third Priority Notes, the Third Party
      Trustee;

            (b) in the case of Hedging Obligations incurred to manage or hedge interest rate risk with respect to Third Priority Lien Debt, the counterparties to the agreements governing such Hedging Obligations; or

            (c) in the case of any other Series of Third Priority Lien Debt, the trustee, agent or other representative of the holders of such Series of Third Priority Lien Debt that (1) is appointed as a Third Priority Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Third Priority Lien Debt and (2) has executed a Collateral Trust Joinder.

      "Third Priority Debt Sharing Confirmation" means, as to any Series of Third Priority Lien Debt, the written agreement of the holders of that Series of Third Priority Lien Debt, as set forth in the indenture or other agreement governing that Series of Third Priority Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Third Priority Lien Debt, each existing and future Third Priority Debt Representative and the Collateral Agent, that (1) all Third Priority Lien Obligations will be and are secured Equally and Ratably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of Third Priority Lien Debt, whether or not upon property otherwise constituting Collateral, (2) all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Third Priority Lien Obligations Equally and Ratably, and (3) the holders of Obligations in respect of such Series of Third Priority Lien Debt are bound by the provisions in this Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Agent to perform its obligations under this Agreement.

      "Third Priority Floating Rate Notes" has the meaning set forth in the recitals to this Agreement.

      "Third Priority Fixed Rate Notes" has the meaning set forth in the recitals to this Agreement.

      "Third Priority Indenture" has the meaning set forth in the recitals to this Agreement.

      "Third Priority Lien" means a Lien granted by a Security Document to the Collateral Agent, for the benefit of the Third Priority Secured Parties, upon any property of the Company or any other Obligor to secure Third Priority Lien Obligations.

      "Third Priority Lien Debt" means:

            (1)   the Third Priority Notes issued on the Closing Date;

            (2) any other Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire any other Third Priority Lien Debt or any First Priority Lien Debt or Second Priority Lien Debt; and

            (3) Hedging Obligations incurred to hedge or manage interest rate risk with respect to Third Priority Lien Debt having a notional amount not to exceed the aggregate principal amount of outstanding Third Priority Lien Debt;

provided, that in the case of any Indebtedness referred to in clause (2) or (3) of this definition:

            (a) such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document (or the lenders under such Indebtedness obtained an Officer's Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document);

            (b) on or before the date on which such Indebtedness is incurred by the Company or the applicable Subsidiary, such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each Third Priority Debt Representative and the Collateral Agent, as "Third Priority Lien Debt" for the purposes of this Agreement and the other Third Priority Lien Documents;

            (c) such Indebtedness is governed by an agreement that includes a Third Priority Sharing Confirmation, a Lien Priority Confirmation, and an agreement by the holder of such Indebtedness and the applicable Third Priority Debt Representative to vote with respect to such Indebtedness in accordance with Article 4 of this Agreement; and

            (d) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Agent's Liens to secure such Indebtedness and all Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Agent an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is "Third Priority Lien Debt").

      "Third Priority Lien Documents" means the Third Priority Indenture, the Third Priority Notes, each Third Priority Sharing Confirmation, the Security Documents, each agreement evidencing any other Series of Third Priority Lien Debt and all other agreements governing, securing or relating to any Third Priority Lien Obligations.

      "Third Priority Lien Obligations" means Third Priority Lien Debt and all other Obligations in respect of Third Priority Lien Debt.

      "Third Priority Notes" has the meaning set forth in the recitals to this Agreement.

      "Third Priority Secured Parties" means the holders of Third Priority Lien Obligations and the Third Priority Debt Representatives.

      "Third Priority Trust Estate" has the meaning set forth in Section 2.3.

      "Third Priority Trustee" has the meaning set forth in the preamble to this Agreement.

      "Trust Estates" has the meaning set forth in Section 2.4 of this Agreement.

      "Trustees" has the meaning set forth in the preamble to this Agreement.

      "UCC" means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

      "WECC Fixed Price Gas Sale and Power Purchase Agreement" means the WECC Fixed Price Gas Sale and Power Purchase Agreement, dated as of the Closing Date, among Calpine Energy Services, L.P., the Company and its Subsidiaries party thereto.

      "Voting Group" means the First Priority Voting Group or the Second Priority Voting Group, as applicable.

      "Working Capital Facility" means the Working Capital Facility Agreement, dated as of the Closing Date, among Calpine, CalGen Holdings and the Company.

      SECTION 1.2 Rules of Interpretation.

            (a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein has the meanings therein set forth.

            (b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

            (c) The use in this Agreement or any of the other Security Documents of the word "include" or "including," when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

            (d) References to "Sections" and "clauses" will be to Sections and clauses, respectively, of this Agreement unless otherwise specifically provided.

            (e) References to "Articles" will be to Articles of this Agreement unless otherwise specifically provided.

            (f) References to "Exhibits" and "Schedules" will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

            (g) This Agreement, the other Security Documents and any documents or instruments delivered pursuant hereto will be construed without regard to the identity of the party who drafted it. Each and every provision of this Agreement, the other Security Documents and any instruments and documents entered into and delivered in connection therewith will be construed as though the parties participated equally in the drafting thereof. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents and any instruments and documents entered into and delivered in connection with this Agreement or any of the other Security Documents.

                          ARTICLE 2. THE TRUST ESTATES

      SECTION 2.1 Declaration of First Priority Trust.

      TO SECURE the payment of the First Priority Lien Obligations and in consideration of and subject to the mutual agreements set forth in this Agreement, each of the Obligors hereby grants to the Collateral Agent, and the Collateral Agent hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of First Priority Lien Obligations, all of such Obligor's right, title and interest in, to and under all Collateral granted to the Collateral Agent under any Security Document for the benefit of the First Priority Secured Parties, together with all of the Collateral Agent's right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "First Priority Trust Estate");

      The Collateral Agent and its successors and assigns under this Agreement will hold the First Priority Trust Estate in trust for the benefit solely and exclusively of all present and future holders of First Priority Lien Obligations as security for the payment of all present and future First Priority Lien Obligations;

      PROVIDED, that if at any time:

            (1) all Liens granted in favor of the First Priority Secured Parties by any and all of the Security Documents have been released as provided in Section 5.1;

            (2) the Collateral Agent holds no other property in trust as part of the First Priority Trust Estate;

            (3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity); and

            (4) the Company delivers to the Collateral Agent an Officer's Certificate stating that all Liens of the Collateral Agent have been released in compliance with all applicable provisions of the First Priority Lien Documents and that the Obligors are not required by any First Priority Lien Document to grant or maintain any Lien upon any property to secure the First Priority Lien Obligations, then the first priority trust arising hereunder will terminate, except that, notwithstanding such termination, all provisions set forth in Sections 8.7 and 8.8 hereof enforceable by the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) or any other Indemnitees will remain enforceable in accordance with their terms;

      AND THE PARTIES FURTHER DECLARE AND COVENANT that the First Priority Trust Estate will be held and distributed by the Collateral Agent subject to the further agreements herein.

      SECTION 2.2 Declaration of Second Priority Trust.

      TO SECURE the payment of the Second Priority Lien Obligations and in consideration of and subject to the mutual agreements set forth in this Agreement, each of the Obligors hereby grants to the Collateral Agent, and the Collateral Agent hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Second Priority Lien Obligations, all of such Obligor's right, title and interest in, to and under all Collateral granted to the Collateral Agent under any Security Document for the benefit of the Second Priority Secured Parties, together with all of the Collateral Agent's right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "Second Priority Trust Estate");

      The Collateral Agent and its successors and assigns under this Agreement will hold the Second Priority Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Second Priority Lien Obligations as security for the payment of all present and future Second Priority Lien Obligations;

      PROVIDED, that if at any time:

            (1) all Liens granted in favor of the Second Priority Secured Parties by any and all of the Security Documents have been released as provided in Section 5.1;

            (2) the Collateral Agent holds no other property in trust as part of the Second Priority Trust Estate;

            (3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity); and

            (4) the Company delivers to the Collateral Agent an Officer's Certificate stating that all Liens of the Collateral Agent have been released in compliance with all applicable provisions of the Second Priority Lien Documents and that the Obligors are not required by any Second Priority Lien Document to grant or maintain any Lien upon any property to secure the Second Priority Lien Obligations, then the second priority trust arising hereunder will terminate, except that, notwithstanding such termination, all provisions set forth in Sections 8.7 and 8.8 hereof enforceable by the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) or any other Indemnitees will remain enforceable in accordance with their terms;

      AND THE PARTIES FURTHER DECLARE AND COVENANT that the Second Priority Trust Estate will be held and distributed by the Collateral Agent subject to the further agreements herein.

      SECTION 2.3 Declaration of Third Priority Trust.

      TO SECURE the payment of the Third Priority Lien Obligations and in consideration of and subject to the mutual agreements set forth herein, each of the Obligors hereby grants to the Collateral Agent, and the Collateral Agent hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Third Priority Lien Obligations, all of such Obligor's right, title and interest in, to and under all Collateral granted to the Collateral Agent under any Security Document for the benefit of the Third Priority Secured Parties, together with all of the Collateral Agent's right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "Third Priority Trust Estate");

      The Collateral Agent and its successors and assigns under this Agreement will hold the Third Priority Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Third Priority Lien Obligations as security for the payment of all present and future Third Priority Lien Obligations;

      PROVIDED, that if at any time:

            (1) all Liens granted in favor of the Third Priority Secured Parties by any and all of the Security Documents have been released as provided in Section 5.1;

            (2) the Collateral Agent holds no other property in trust as part of the Third Priority Trust Estate;

            (3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity); and

            (4) the Company delivers to the Collateral Agent an Officer's Certificate stating that all Liens of the Collateral Agent have been released in compliance with all applicable provisions of the Third Priority Lien Documents and that the Obligors are not required by any Third Priority Lien Document to grant or maintain any Lien upon any property to secure the Third Priority Lien Obligations, then the third priority trust arising hereunder will terminate, except that, notwithstanding such termination, all provisions set forth in

      Sections 8.7 and 8.8 hereof enforceable by the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) or any other Indemnitee will remain enforceable in accordance with their terms;

      AND THE PARTIES FURTHER DECLARE AND COVENANT that the Third Priority Trust Estate will be held and distributed by the Collateral Agent subject to the further agreements herein.

      SECTION 2.4 Declaration of Other Junior Lien Trust.

      TO SECURE the payment of the Other Junior Lien Obligations and in consideration of and subject to the mutual agreements set forth herein, each of the Obligors hereby grants to the Collateral Agent, and the Collateral Agent hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Other Junior Lien Obligations, all of such Obligor's right, title and interest in, to and under all Collateral granted to the Collateral Agent under any Security Document for the benefit of the Other Junior Secured Parties, together with all of the Collateral Agent's right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "Other Junior Lien Trust Estate," and together with the First Priority Trust Estate, the Second Priority Trust Estate and the Third Priority Trust Estate, the "Trust
Estates");

      The Collateral Agent and its successors and assigns under this Agreement will hold the Other Junior Lien Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Other Junior Lien Obligations as security for the payment of all present and future Other Junior Lien Obligations;

      PROVIDED, that if at any time:

            (1) all Liens granted in favor of the Other Junior Secured Parties by any and all of the Security Documents have been released as provided in
      Section 5.1;

            (2) the Collateral Agent holds no other property in trust as part of the Other Junior Lien Trust Estate;

            (3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity); and

            (4) the Company delivers to the Collateral Agent an Officer's Certificate stating that all Liens of the Collateral Agent have been released in compliance with all applicable provisions of the Other Junior Lien Documents and that the Obligors are not required by any Other Junior Lien Document to grant or maintain any Lien upon any property to secure the Other Junior Lien Obligations, then the other junior lien trust arising hereunder will terminate, except that, notwithstanding such termination, all provisions set forth in Sections 8.7 and 8.8 hereof enforceable by the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) or any other Indemnitee will remain enforceable in accordance with their terms;

      AND THE PARTIES FURTHER DECLARE AND COVENANT that the Other Junior Lien Trust Estate will be held and distributed by the Collateral Agent subject to the further agreements herein.

      SECTION 2.5 Priority of Liens.

            (a) Notwithstanding anything else contained herein or in any other Security Document, it is the intent of the parties hereto that:

                  (1) this Agreement and the Security Documents create four separate and distinct Trust Estates and Liens: the First Priority Trust Estate and Lien securing the payment and performance of the First Priority Lien Obligations, the Second Priority Trust Estate and Lien securing the payment and performance of the Second Priority Lien Obligations, the Third Priority Lien Trust Estate and Lien securing the payment and performance of the Third Priority Lien, and the Other Junior Lien Trust Estate and Lien securing the payment and performance of the Other Junior Lien Obligations;

                  (2) (w) the Liens securing the First Priority Lien Obligations are subject and subordinate to the Liens securing the Priming Lien Obligations, (x) the Liens securing the Second Priority Lien Obligations are subject and subordinate to the Liens securing the Priming Lien Obligations and the Liens securing the First Priority Lien Obligations, (y) the Liens securing the Third Priority Lien Obligations are subject and subordinate to the Liens securing the Priming Lien Obligations, the Liens securing the First Priority Lien Obligations and the Liens securing the Second Priority Lien Obligations and (z) the Liens securing the Other Junior Lien Obligations are subject and subordinate to the Liens securing the Priming Lien Obligations, the Liens securing the First Priority Lien Obligations, the Liens securing the Second Priority Lien Obligations and the Liens securing the Third Priority Lien Obligations; and

                  (3) subject to the provisions of this Agreement relating to the rights to proceeds of the sale of property subject to the Liens described herein and, if applicable, the Priming Liens, any sale of property pursuant to a Lien described hereunder or, if applicable, a Priming Lien, will extinguish all Liens junior to the Lien pursuant to which such sale was made, and any property so sold will be sold free and clear of all such junior Liens.

            (b)   The parties hereto agree that, in no event will:

                  (1) with respect to Collateral that is subject to a Lien in favor of any Priming Lien Secured Parties, the First Priority Debt Representatives or any First Priority Secured Parties have a Lien on or security interest in such Collateral that is not subject and subordinate to the Priming Lien of any Priming Lien Secured Parties;

                  (2) the Second Priority Debt Representatives or any Second Priority Secured Parties have a Lien on or security interest in any Collateral that is not subject and subordinate to the Priming Lien of any Priming Lien Secured Parties and the First Priority Lien of the First Priority Secured Parties;

                  (3) the Third Priority Debt Representatives or any Third Priority Secured Parties have a Lien on or security interest in any Collateral that is not subject and subordinate to the Priming Lien of any Priming Lien Secured Parties, the First Priority Lien of the First Priority Secured Parties and the Second Priority Lien of the Second Priority Secured Parties; or

                  (4) the Other Junior Debt Representatives or any Other Junior Secured Parties have a Lien on or security interest in any Collateral that is not subject and subordinate to the Priming Lien of any Priming Lien Secured Parties, the First Priority Lien of the First Priority Secured Parties, the Second Priority Lien of the Second Priority Secured Parties and the Third Priority Lien of the Third Priority Secured Parties.

            (c) Whether or not any Insolvency Proceeding has been commenced by or against any Obligor:

                  (1)   the Junior Priority Secured Parties will not:

                        (A) request judicial relief, in an Insolvency Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Senior Priority Secured Parties in respect of the Collateral or that would limit, invalidate, avoid or set aside any Senior Priority Lien or subordinate any Senior Priority Liens to any Junior Priority Liens or grant Junior Priority Liens equal ranking to any Senior Priority Liens;

                        (B) oppose or otherwise contest any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of Senior Priority Liens made by any Senior Priority Secured Parties in any Insolvency Proceedings;

                        (C) oppose or otherwise contest any lawful exercise by any Senior Priority Secured Parties of the right to credit bid Senior Priority Lien Debt at any sale in foreclosure of Senior Priority Liens; or

                        (D) oppose or otherwise contest any other request for judicial relief made in any court by any Senior Priority Secured Party relating to the lawful enforcement of any Senior Priority Lien against the Collateral;

provided, however, that notwithstanding the foregoing, both before and during an Insolvency Proceeding, the Junior Priority Secured Parties may take any actions and exercise any and all rights that would otherwise be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency Proceedings against any Obligor in accordance with applicable law; provided further, however, that the Junior Priority Secured Parties may not challenge the validity, enforceability, perfection or priority of the Senior Priority Liens; and

                  (2) prior to the Remedy Bar Lift Trigger Date, subject to the rights of any holders of Permitted Prior Liens, including any Priming Lien Secured Parties, the First Priority Secured Parties will have the exclusive right to enforce rights and exercise remedies with respect to any Collateral that is part of the First Priority Trust Estate, regardless of whether such Collateral may also be part of the Second Priority Trust Estate, the Third Priority Trust Estate or the Other Junior Lien Trust Estate. Notwithstanding the foregoing, subject to the rights of any holders of Permitted Prior Liens, including any Priming Lien Secured Parties, the Second Priority Secured Parties may enforce rights, exercise remedies and take actions:

                        (A) without any condition or restriction whatsoever, at any time after the Discharge of First Priority Lien Obligations;

                        (B) subject to the Collateral Agent's obligation to comply with the Act of Required Debtholders, to instruct the Collateral Agent to foreclose upon and otherwise enforce Second Priority Liens at any time after the Remedy Bar Lift Trigger Date;

                        (C) as necessary to redeem (subject to the prior Discharge of First Priority Lien Obligations) any Collateral in a creditor's redemption permitted by law or to deliver any notice or demand necessary to enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of First Priority Lien Obligations in the event of foreclosure or other enforcement of any prior Lien;

                        (D) as necessary to perfect or establish the priority (subject to Senior Priority Liens) of the Second Priority Liens upon any Collateral; or

                        (E) as necessary to create, prove, preserve or protect (but not enforce) the Second Priority Liens upon any Collateral.

                  (3) after the Remedy Bar Lift Trigger Date, subject to the rights of any holders of Permitted Prior Liens, including any Priming Lien Secured Parties, and further subject to the Collateral Agent's obligations to comply with the Act of Required Debtholders, the First Priority Secured Parties and the Second Priority Secured Parties will have the exclusive right to instruct the Collateral Agent to enforce rights and exercise remedies with respect to any Collateral that is part of the First Priority Trust Estate or the Second Priority Trust Estate, regardless of whether such Collateral may also be part of the Third Priority Trust Estate or the Other Junior Lien Trust Estate. Notwithstanding the foregoing, subject to the rights of any holders of Permitted Prior Liens, including any Priming Lien Secured Parties:

                        (A) the Third Priority Secured Parties may enforce rights, exercise remedies and take actions:

                              (a) without any condition or restriction
                  whatsoever, at any time after the Discharge of First Priority Lien Obligations and the Discharge of Second Priority Lien Obligations;

                              (b) as necessary to redeem (subject to the prior
                  Discharge of First Priority Lien Obligations and Discharge of Second Priority Lien Obligations) any Collateral in a creditor's redemption permitted by law or to deliver any notice or demand necessary to enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of First Priority Lien Obligations and Discharge of Second Priority Lien Obligations in the event of foreclosure or other enforcement of any prior Lien;

                              (c) as necessary to perfect or establish the
                  priority (subject to Senior Priority Liens) of the Third Priority Liens upon any Collateral; or

                              (d) as necessary to create, prove, preserve or
                  protect (but not enforce) the Third Priority Liens upon any Collateral.

                        (B) the Other Junior Secured Parties may enforce rights, exercise remedies and take actions:

                              (a) without any condition or restriction
                  whatsoever, at any time after the Discharge of First Priority Lien Obligations, the Discharge of the Second Priority Lien Obligations and the Discharge of Third Priority Lien Obligations;

                              (b) as necessary to redeem (subject to the prior
                  Discharge of First Priority Lien Obligations, the Discharge of Second Priority Lien Obligations and the Discharge of Third Priority Lien Obligations) any Collateral in a creditor's redemption permitted by law or to deliver any notice or demand necessary to enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of First Priority Lien Obligations, the Discharge of Second Priority Lien Obligations and the Discharge of Third Priority Lien Obligations in the event of foreclosure or other enforcement of any prior Lien;

                              (c) as necessary to perfect or establish the
                  priority (subject to Senior Priority Liens) of the Other Junior Liens upon any Collateral; or

                              (d) as necessary to create, prove, preserve or
                  protect (but not enforce) the Other Junior Liens upon any Collateral.

            (d) In exercising rights and remedies with respect to the Collateral, subject to the rights of any holders of Permitted Prior Liens, including any Priming Lien Secured Parties, the First Priority Secured Parties and, after the Remedy Bar Lift Trigger Date, but subject to the Collateral Agent's obligation to comply with the Act of Required Debtholders, the Second Priority Secured Parties, may enforce (or refrain from enforcing) the provisions of the Security Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies available at law or in equity, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

                  (1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the applicable Liens;

                  (2) the enforcement or forbearance from enforcement of any Lien in respect of the Collateral;

                  (3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Collateral to the extent provided in the Security Documents;

                  (4) the acceptance of the Collateral in full or partial satisfaction of the applicable Obligations; and

                  (5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

            (e)   The parties hereto agree that:

                  (1) Prior to the Discharge of First Priority Lien Obligations, the Second Priority Secured Parties and the Collateral Agent may not assert or enforce any right of marshalling accorded to a junior lienholders, as against the First Priority Secured Parties (in their capacity as priority lienholders), under equitable principles.

                  (2) Prior to the Discharge of First Priority Lien Obligations and the Discharge of Second Priority Lien Obligations, the Third Priority Secured Parties and the Collateral Agent may not assert or enforce any right of marshalling accorded to a junior lienholders, as against the First Priority Secured Parties or the Second Priority Secured Parties (each, in their capacity as priority lienholders), under equitable principles.

                  (3) Prior to the Discharge of First Priority Lien Obligations, the Discharge of Second Priority Lien Obligations and the Discharge of Third Priority Lien Obligations, the Other Junior Secured Parties and the Collateral Agent may not assert or enforce any right of marshalling accorded to a junior lienholders, as against the First Priority Secured Parties, the Second Priority Secured Parties or the Third Priority Secured Parties (each, in their capacity as priority lienholders), under equitable principles.

            (f) Except for payments received free from the Senior Priority Liens as provided in Section 2.5(g), subject to the rights of any holders of Permitted Prior Liens, including any Priming Lien Secured Parties, (i) all proceeds of Collateral received by any Junior Priority Debt Representative, the Collateral Agent or any holder of Junior Priority Liens at any time prior to the Discharge of Senior Priority Lien Obligations, will be held by such Junior Priority Debt Representative, the Collateral Agent or such holder, as the case may be, for the account of the holders of Senior Priority Liens and remitted to the applicable Senior Priority Debt Representative in accordance with the terms of the Senior Priority Debt Documents.

            (g) Except for payments that are made from or constitute proceeds of property subject to Senior Priority Liens and that are received by any Junior Priority Debt Representative or the Collateral Agent or any holder of Junior Priority Lien Obligations at any time prior to the Discharge of Senior Priority Lien Obligations and after (i) the commencement of any Insolvency Proceeding in respect of the Company or any other Obligor or (ii) any Junior Priority Debt Representative and the Collateral Agent have received written notice from any Senior Priority Debt Representative stating that (A) any Senior Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Senior Priority Liens have become entitled to and desire to enforce any or all of the Priority Liens by reason of a default under any Senior Priority Debt
Document:

                  (1) no payment of money (or the equivalent of money) made by the Company or any other Obligor to any Junior Priority Debt Representative, the Collateral Agent or any other holder of Junior Priority Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Priority Lien Obligations and all other payments and deposits made pursuant to any provision of the Junior Priority Debt Document) will in any event be the subject to the foregoing provisions of this Section 2.5; and

                  (2) all payments permitted to be received under this Section 2.5(g) will be received by the applicable Junior Priority Debt Representative, the Collateral Agent and other holders of Junior Priority Lien Obligations free from the Senior Priority Liens and all other Liens except the Junior Priority Liens.

      SECTION 2.6 Special Rights in Insolvency Proceedings.

            (a) If in any Insolvency Proceeding, the holders of Senior Priority Lien Obligations consent to any order:

                  (1)   for use of cash collateral;

                  (2) approving a debtor-in-possession financing secured by a Lien that is senior to or pari passu with all Senior Priority Liens upon any property of the estate in such Insolvency Proceeding;

                  (3) granting any relief on account of Senior Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Senior Priority Lien Obligations in the Collateral subject to Senior Priority Liens; or

                  (4) relating to a sale of assets of the Company or any other Obligor that provides, to the extent the assets sold are to be free and clear of Liens, that all Senior Priority Liens and Junior Priority Liens will attach to the proceeds of the sale;

then the Junior Priority Secured Parties, in their capacity as holders or representatives of secured claims, will not oppose or otherwise contest the entry of such order, so long as none of the Senior Priority Secured Parties in any respect opposes or otherwise contests any request made by any Junior Priority Secured Party for the grant to the Collateral Agent, for the benefit of any Junior Priority Secured Parties, of a Junior Priority Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Senior Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.5 of this Agreement, as applicable) to, all such Senior Priority Liens on such property.

            Notwithstanding the foregoing, the Junior Priority Secured Parties may oppose or contest any such order approving a sale of assets or bidding procedures for any sale of assets on any grounds that may be asserted by a holder of unsecured claims.

            (b) The Junior Priority Secured Parties will not file or prosecute in any Insolvency Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under any Junior Priority Liens, except that:

                  (1) (a) they may freely seek and obtain relief granting a junior Lien co-extensive in all respects with, but subordinated (as set forth Section 2.5 of this Agreement, as applicable) to, all Liens granted in the Insolvency Proceeding to, or for the benefit of, the holders of Senior Priority Lien Obligations; or (b) they may object to the confirmation of any plan of reorganization or similar dispositive restructuring plan that may have been filed by a party in interest and appear and be heard at the confirmation hearing on such plan; and

                  (2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Senior Priority Lien Obligations.

            (c) If in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens on any property of the reorganized debtor are distributed both on account of Senior Priority Lien Obligations and on account of Junior Priority Lien Obligations, then, to the extent that the debt obligations distributed on account of the Senior Priority Lien Obligations and on account of the Junior Priority Lien Obligations are secured by Liens on the same property, the provisions of Section 2.5 of this Agreement will survive the distribution of those debt obligations pursuant to the plan and will apply with like effect to the Liens securing those debt obligations.

      SECTION 2.7 Collateral Shared Equally and Ratably Within Each Class. Unless otherwise agreed in writing by the affected parties, the parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured Equally and Ratably by the security interests established in favor of the Collateral Agent for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.7 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.5 hereof.

              ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL AGENT

      SECTION 3.1 Undertaking of the Collateral Agent.

            (a) Subject to, and in accordance with, this Agreement, the Collateral Agent will, for the benefit solely and exclusively of the present and future Secured Parties:

                  (1) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all security interests created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

                  (2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

                  (3) deliver and receive notices pursuant to the Security Documents;

                  (4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

                  (5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

                  (6) execute and deliver amendments to the Security Documents as from time to time authorized and directed by an Act of Required Debtholders accompanied by an Officer's Certificate to the effect that the amendment was permitted by each applicable Secured Debt Document; and

                  (7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 5.1(b).

            (b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to it.

            (c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have received a Notice of Actionable Default, and then only in accordance with the provisions of this Agreement.

            (d) Notwithstanding anything to the contrary contained in this Agreement, after the Remedy Bar Lift Trigger Date, if the Collateral Agent receives conflicting instructions from the First Priority Debt Representatives and the Second Priority Debt Representatives, the Collateral Agent shall follow the instructions of the First Priority Debt Representatives.

      SECTION 3.2 Release or Subordination of Liens. The Collateral Agent will not release or subordinate any Lien of the Collateral Agent or consent to the release or subordination of any Lien of the Collateral Agent, except:

            (a) as directed by an Act of Required Debtholders accompanied by an Officer's Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

            (b)   as required by Article 5;

            (c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

            (d) for the subordination of the Junior Priority Liens to the Senior Priority Liens; or

            (e)   as required by Section 3.9.

      SECTION 3.3 Remedies Upon Actionable Default. If the Collateral Agent at any time receives a Notice of Actionable Default, the Collateral Agent will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Agent may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Agent's interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Agent in any event may (but will not be obligated to) take or refrain from taking such action with respect to any Actionable Default as it may deem advisable and in the best interest of the holders of Secured Obligations.

      SECTION 3.4 Application of Proceeds.

            (a) Notwithstanding anything to the contrary contained herein, the Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in the following order of application:

            FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Agent's fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent, the Trustees or any co-trustee or agent in connection with any Security Document;

            SECOND, to the repayment of Indebtedness (other than Secured Debt) and other obligations (including any Priming Lien Obligations) secured by a Permitted Prior Lien on the Collateral sold or realized upon;

            THIRD, to the respective First Priority Debt Representatives for application to the payment of all outstanding First Priority Lien Debt and any other First Priority Lien

      Obligations, or to be held by the respective First Priority Debt Representatives pending such application, in such order as is set forth in the First Priority Lien Documents (or, if not so provided, as directed in writing by all of the First Priority Debt Representatives) in an amount sufficient to pay in full in cash all outstanding First Priority Lien Debt and all other First Priority Lien Obligations (including all interest accrued thereon after the commencement of any Insolvency Proceeding at the rate, including any applicable post-default rate, specified in the First Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting First Priority Lien Debt);

            FOURTH, to the respective Second Priority Debt Representatives for application to the payment of all outstanding Second Priority Lien Debt and any other Second Priority Lien Obligations, or to be held by the respective Second Priority Debt Representatives pending such application, in such order as is set forth in the Second Priority Lien Documents (or, if not so provided, as directed in writing by all of the Second Priority Debt Representatives) in an amount sufficient to pay in full in cash all outstanding Second Priority Lien Debt and all other Second Priority Lien Obligations (including all interest accrued thereon after the commencement of any Insolvency Proceeding at the rate, including any applicable post-default rate, specified in the Second Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting Second Priority Lien Debt);

            FIFTH, to the respective Third Priority Debt Representatives for application to the payment of all outstanding Third Priority Lien Debt and any other Third Priority Lien Obligations, or to be held by the respective Third Priority Debt Representatives pending such application, in such order as is set forth in the Third Priority Lien Documents (or, if not so provided, as directed in writing by all of the Third Priority Debt Representatives) in an amount sufficient to pay in full in cash all outstanding Third Priority Lien Debt and all other Third Priority Lien Obligations (including all interest accrued thereon after the commencement of any bankruptcy, Insolvency Proceeding at the rate, including any applicable post-default rate, specified in the Third Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting Third Priority Lien Debt);

            SIXTH, to the Other Junior Debt Representatives for application to such Other Junior Lien Obligations Equally and Ratably, until all such Other Junior Lien Obligations have been paid in full in cash or the cash amount held by such Other Junior Debt Representatives in respect of such Other Junior Lien Obligations is sufficient to pay all such Other Junior Lien Obligations; and

            SEVENTH, any surplus remaining after the payment in full in cash of all of the Secured Obligations entitled to the benefit of such Collateral will be paid to the Company or such other applicable Obligor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

            (b) If any Junior Priority Debt Representative or any holder of a Junior Priority Lien Obligation collects or receives any proceeds in respect of the Junior Priority Lien Obligations that should have been applied to the payment of obligations secured by a Permitted Prior Lien, including any Priming Lien Obligations, or the Senior Lien Obligations in accordance with clause(a) above and a Responsible Officer of such Junior Priority Debt Representative shall have received written notice, or shall have actual knowledge, of the same prior to such Junior Priority Debt Representative's distribution of such proceeds, whether after the commencement of an Insolvency Proceeding or otherwise, such Junior Priority Debt Representative or such holder, as the case may be, will forthwith deliver the same to the Collateral Agent, for the account of the holders of such obligations secured by a Permitted Prior Lien or Senior Priority Lien Obligations, in the form received, duly indorsed to the Collateral Agent, for the account of such holders to be applied in accordance with clause
(a) above. Until so delivered, such proceeds will be held by such Junior Priority Debt Representative or such holder of a Junior Priority Lien Obligation, as the case may be, for the benefit of the holders of obligations secured by a Permitted Prior Lien, including any Priming Lien Obligations, and the applicable Senior Priority Lien Obligations and shall be deemed to be segregated from other funds and property held by such Junior Priority Debt Representative or such holder of a Junior Priority Lien Obligation, as the case may be.

      SECTION 3.5 Powers of the Collateral Agent.

            (a) The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

            (b) Without limiting the provisions of Section 6.2, the Collateral Agent may act through agents and Affiliates to the extent necessary to perform its obligations hereunder; provided, that if the Collateral Agent elects to act through an agent or Affiliate of the Collateral Agent, such agent or Affiliate shall have agreed in writing to act in accordance with the standards and obligations applicable to the Collateral Agent under this Agreement.

            (c) No Secured Debt Representative, Secured Debtholder or other holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Agent.

      SECTION 3.6 Documents and Communications. The Collateral Agent will permit each Secured Debt Representative and each Secured Debtholder during normal business hours upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or written communications received by the Collateral Agent in its capacity as such.

      SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Agent will accept, hold, administer and enforce all Liens at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

      SECTION 3.8 Additional Secured Debt.

            (a) The Collateral Agent will perform its undertakings set forth in Section 3.1 (a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

                  (1) holds Secured Obligations that are identified as First Priority Lien Debt, Second Priority Lien Debt, Third Priority Lien Debt or Other Junior Lien Debt in accordance with the procedures set forth in
      Section 3.8(b): and

                  (2) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b). a Collateral Trust Joinder and a Lien Priority Confirmation and an agreement by the holders thereof and the applicable Secured Party Debt Representative to vote with respect to such Indebtedness in accordance with this Agreement.

            (b) The Company or other applicable Obligor will be permitted to designate as additional Secured Debtholders hereunder each Person who is, or who becomes, the registered holder of First Priority Lien Debt, Second Priority Lien Debt, Third Priority Lien Debt or Other Junior Lien Debt incurred by the Company or such other Obligor after the date of this Agreement in accordance with the terms of the Secured Debt Documents. The Company or other applicable Obligor may effect such designation by delivering to the Collateral Agent, with copies to each previously identified Secured Debt Representative, each of the following:

                  (1)   An Officer's Certificate stating that:

                        (A) the Company or such other Obligor intends to incur additional Secured Debt ("New Secured Debt") which will either be
            (w) First Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a First Priority Lien on a pari passu basis with all previously existing First Priority Lien Debt, (x) Second Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Second Priority Lien on a pari passu basis with all previously existing Second Priority Lien Debt, (y) Third Priority Lien Debt permitted by each applicable Secured Debt Document to be secured with a Third Priority Lien on a pari passu basis with all previously existing Third Priority Lien Debt or (z) Other Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with an Other Junior Lien on a pari passu basis with all previously existing Other Junior Lien Debt or as has otherwise been agreed by the affected parties with respect to such Other Junior Lien Debt; and

                  (2) evidence that the Company or such other Obligor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the New Secured Debt is secured by the Collateral;

                  (3) a written notice specifying the name and address of the Secured Debt Representative for such series of New Secured Debt for purposes of Section 8.5.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Obligor to incur additional Indebtedness unless otherwise permitted by the terms of the Secured Debt Documents.

      SECTION 3.9 Priming Lien Obligations.

            (a)   The Collateral Agent will, subject to the provisions of
Article 6. execute such agreements, certificates, filings and other documents as are reasonably requested by the Company or its Subsidiaries in order to recognize or establish the priority of the Priming Lien Obligations, including execution of Shared Facilities Arrangement Recognition Agreements, PPA Recognition Agreements, subordination agreements (including subordination agreements in recordable form), amendments or modification to financing statements and any agreements necessary or appropriate to establish the seniority of Permitted Counterparty Liens, upon receipt of the Officer's Certificate referred to in the definition of "Priming Lien Obligations" herein, which Officer's Certificate shall direct the Collateral Agent to take the actions so requested by the Company. The Company may record or file any such agreements, certificates or other documents in the public records as necessary or appropriate. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Obligor to incur additional Indebtedness or grant additional Liens unless otherwise permitted by the terms of the Secured Debt Documents.

            (b) The holders of Priming Lien Obligations, and their respective successors and assigns, are intended third party beneficiaries of this agreement.

      ARTICLE 4. VOTING AND INTERCREDITOR MATTERS

      SECTION 4.1 Voting.

            (a) In connection with any Act of Required Debtholders or other decision by Secured Debtholders under this Agreement:

                  (1) the votes of each Series of Secured Debt entitled to vote thereon shall be cast in the manner provided by, and in accordance with the decision of the holders of such Series of Secured Debt made pursuant to, the terms of the corresponding Secured Debt Documents,

                  (2) if the First Priority Notes and the First Priority Term Loans are entitled to vote thereon, the votes of the First Priority Notes and the First Priority Term Loans shall be aggregated and cast as a single block (the "First Priority Voting Group") by the First Priority Trustee and the First Priority Term Loan Administrative Agent, in accordance with the decision of more than 50% of the holders of First Priority Notes and First Priority Term Loans, with each such Series of Secured Debt casting its votes as a single block in accordance with the decision of the holders of such Series of Secured Debt made pursuant to the terms of the corresponding Secured Debt Documents; and

                  (3) if the Second Priority Notes and the Second Priority Term Loans are entitled to vote thereon, the votes of the Second Priority Notes and the votes of the Second Priority Term Loans shall be aggregated and cast as a single block (the "Second Priority Voting Group") by the Second Priority Trustee and the Second Priority Term Loan Administrative Agent, in accordance with the decision of more than 50% of the holders of Second Priority Notes and Second Priority Term Loans, with each such Series of Secured Debt casting its votes as a single block in accordance with the decision of the holders of such Series of Secured Debt made pursuant to the terms of the corresponding Secured Debt Documents.

            (b) Each Voting Group or Series of Secured Debt entitled to vote in connection with an Act of Required Debtholders or as otherwise set forth in this Agreement, shall have the following number of votes to cast in connection with such vote:

                  (1) if such vote is in connection with an exercise of remedies, the number of votes equal to the aggregate outstanding principal amount of Secured Debt held by such Voting Group or Series of Secured Debt, as applicable (including outstanding letters of credit whether or not then available or drawn); and

                  (2) if such vote is in connection with any other action, the number of votes equal to the aggregate outstanding principal amount of Secured Debt held by such Voting Group or Series of Secured Debt, as applicable (including outstanding letters of credit whether or not then available or drawn), plus the aggregate amount of unfunded commitments to extend credit which, when funded, would constitute Secured Debt under such Voting Group or Series of Secured Debt, as applicable.

            For purposes of the foregoing, any Secured Debt registered in the name of, or Beneficially Owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

            (c) In calculating the percentage of holders of Secured Debt consenting to, approving, waiving or otherwise providing direction with respect to any decision hereunder, the number of votes cast in favor of such decision shall be divided by the total number of votes entitled to be cast with respect to such decision.

      SECTION 4.2 Intercreditor Decisions.

            (a) No amendment or supplement to any Secured Debt Document that changes the date, amount or method of calculation of the payment of principal of, or interest or premium, if any, on, any Secured Debt, in a way that adversely affects the rights of any holder of Secured Debt, will become effective without the consent of the Secured Debt Representative for each other Series of Secured Debt (other than the Other Junior Debt Representatives).

            (b) Except as set forth in clause (a) above, the holders of a Series of Secured Debt and the Secured Debt Representative therefor may, at any time and from time to time, without the consent of or notice to any other Series of Secured Debt or Secured Debt Representative and without impairing or releasing the obligations of any person under this Agreement, (1) amend any agreement related solely to such Series of Secured Debt in accordance with the terms thereof, (2) release anyone liable in any manner under or in respect of the obligations owing in connection with such Series of Secured Debt (but only in respect of such obligations) and (3) waive any provisions of any agreement related solely to such Series of Secured Debt.

      ARTICLE 5. OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER OBLIGORS

      SECTION 5.1 Release of Liens.

            (a) The Collateral Agent's Liens upon the Collateral will be released pursuant to Section 5.l(b) below:

                  (1) in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

                  (2) as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any other Obligor to a Person that is not (either before or after such sale, transfer or disposition) the Company or any other Obligor in a transaction or other circumstance that is permitted by all of the Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Agent's Liens upon the Collateral will not be released if the sale, transfer or other disposition is subject to any covenant in a Secured Debt Document regarding mergers, consolidations and sales of all or substantially all assets;

                  (3) as to any Collateral other than Collateral being released pursuant to clauses (1) or (2) of this paragraph, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and
      (B) the Company has delivered an Officer's Certificate to the Collateral Agent certifying that all such necessary consents have been obtained; and

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

                  (4) as to any Excluded Assets that are wrongfully included with the Collateral or as to any Collateral that becomes Excluded Assets.

            (b) The Collateral Agent agrees for the benefit of the Company and the other Obligors that if the Collateral Agent at any time receives:

                  (1) an Officer's Certificate stating that (A) the signing officer has read Article 5 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with;

                  (2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

                  (3) (x) prior to the Discharge of First Priority Lien Obligations, the written confirmation of each First Priority Debt Representative, (y) prior to the Discharge of Second Priority Lien Obligations, the written confirmation of each Second Priority Debt Representative or (z) prior to the Discharge of Third Priority Lien Obligations, the written confirmation of each Third Priority Debt Representative (such confirmation to be given following receipt of, and based solely on, the Officer's Certificate described in clause (i) above) that, in its view, such release is permitted by Section 5.1(a) and the respective Secured Debt Documents governing the Secured Obligations the holders of which such Secured Debt Representative represents;

then the Collateral Agent will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company or other applicable Obligor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 5.1(b) by the Collateral Agent

            (c) The Collateral Agent hereby agrees that in the case of any release pursuant to clause (2) of Section 5.1 (a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the request of the Company or other applicable Obligor, the Collateral Agent will either be present at the closing of such transaction or will deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

            (d)   Each Secured Debt Representative hereby agrees that:

                  (1) as soon as reasonably practicable after receipt of an Officer's Certificate from the Company pursuant to Section 5.1(b)(l) it will, to the extent required by such Section, either provide (A) the written confirmation required by Section 5.l(b)(3). (B) a written statement that such release is not permitted by Section 5.1 (a) or (C) a request for further information from the Company reasonably necessary to determine whether the proposed release is permitted by Section 5.1 (a) and

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

      after receipt of such information such Secured Debt Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (A) or (B), as applicable; and

                  (2) within one Business Day of the receipt by it of any notice from the Collateral Agent pursuant to Section 3.3. such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Secured Debt for which it acts as Secured Debt Representative.

      SECTION 5.2 Delivery of Copies to Secured Debt Representatives. The Company will deliver to each Secured Debt Representative a copy of each Officer's Certificate delivered to the Collateral Agent pursuant to Section 5. l(b), together with copies of all documents delivered to the Collateral Agent with such Officer's Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 5.1 (d).

      SECTION 5.3 Collateral Agent not Required to Serve, File or Record. The Collateral Agent is not required to serve, file, register or record any instrument creating, initially perfecting, or, except as otherwise set forth herein, releasing or subordinating its security interest in any Collateral.

                  ARTICLE 6. IMMUNITIES OF THE COLLATERAL AGENT

      SECTION 6.1 No Implied Duty. The Collateral Agent (i) will not have any duties or responsibilities except those expressly assumed by it in this Agreement and the other Security Documents; (ii) shall not be required to take any action which is contrary to applicable law or any provision of this Agreement or the other Security Documents; (iii) shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Security Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any of the other Security Documents, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement or any of the other Security Documents or any other document referred to or provided for herein or therein or for any failure by any Calpine Company or any other Person to perform any of its obligations hereunder or thereunder; (iv) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Security Document unless it shall have received written direction authorized by an Act of Required Debtholders; and (v) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Security Document or under any other document or instrument referred to or provided for herein or therein in connection herewith or therewith, except for its own gross negligence or willful misconduct.

      SECTION 6.2 Appointment of Agents and Advisors. The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

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      SECTION 6.3 Other Agreements. The Collateral Agent has accepted and is bound by the Security Documents executed by the Collateral Agent as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Agent may execute additional Security Documents delivered to it after the date of this Agreement, provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Agent. The Collateral Agent will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents).

      SECTION 6.4 Solicitation of Instructions.

            (a) The Collateral Agent may at any time solicit and conclusively rely upon (if relied upon in good faith) written confirmatory instructions, in the form of an Act of Required Debtholders, an Officer's Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or any Security Document.

            (b) No written direction given to the Collateral Agent by an Act of Required Debtholders that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement or the other Security Documents will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

      SECTION 6.5 Limitation of Liability. The Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction.

      SECTION 6.6 Documents in Satisfactory Form. The Collateral Agent will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

      SECTION 6.7 Entitled to Rely. The Collateral Agent may conclusively rely upon any certificate, notice or other document (including any facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Collateral Agent may seek and rely upon any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any other Obligor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the Secured Debtholders for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt

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

or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. To the extent an Officer's Certificate or an opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such Officer's Certificate or opinion of counsel as to such matter.

      SECTION 6.8 Secured Debt Default. The Collateral Agent will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it receives a Notice of Actionable Default.

      SECTION 6.9 Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement, the Collateral Agent will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so; provided, however, that the Collateral Agent shall not be required to take any action which shall expose the Collateral Agent to personal liability or which is contrary to this Agreement, any other Security Document or applicable law.

      SECTION 6.10 Security or Indemnity in favor of the Collateral Agent. The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

      SECTION 6.11 Rights of the Collateral Agent. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Agent and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take hereunder, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed by each Secured Debt Representative or by order of a court of competent jurisdiction.

      SECTION 6.12 Limitations on Duty of Collateral Agent in Respect of Collateral.

            (a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or

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

diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

            (b) The Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Obligor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens and security interests granted hereunder or in the value of any of the Collateral.

      SECTION 6.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

                  (1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

                  (2) the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

                  (3) the Collateral Agent will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than at the Collateral Agent.

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

      SECTION 6.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent's sole discretion may cause the Collateral Agent to be considered an "owner or operator" under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent's actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

      ARTICLE 7. RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT

      SECTION 7.1 Resignation or Removal of Collateral Agent. Subject to the appointment of a successor Collateral Agent as provided in Section 7.2 and the acceptance of such appointment by the successor Collateral Agent:

            (a) the Collateral Agent may resign at any time by giving not less than 30 days' notice of resignation to each Secured Debt Representative and the Company, and

            (b) the Collateral Agent may be removed at any time, with or without cause, by an Act of Required Debtholders. Upon such removal, the Company shall promptly pay the Collateral Agent for all of its accrued and unpaid fees and expenses incurred in accordance with this Agreement and the other Security Documents.

      SECTION 7.2 Appointment of Successor Collateral Agent. Upon any such resignation or removal, a successor Collateral Agent may be appointed by an Act of Required Debtholders with, so long as no Secured Debt Default has occurred and is continuing, the consent of the Company (which consent shall not be unreasonably withheld). If no successor Collateral Agent has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Company), at its option, appoint a successor Collateral Agent, or petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which must be a bank or trust company:

            (1)   authorized to exercise corporate trust powers;

            (2) having a combined capital and surplus of at least $50.0 million; and

            (3) maintaining an office in New York, New York. The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this Section 7.2 has accepted its appointment as Collateral Agent and the provisions of Section 7.3 have been satisfied.

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

      SECTION 7.3 Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

            (1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent will be discharged from its duties and obligations hereunder; and

            (2) the predecessor Collateral Agent will promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Agent will remain entitled to enforce the immunities granted to it in Article 6 and the provisions of Sections 8.7 and 8.8.

                  ARTICLE 8. MISCELLANEOUS PROVISIONS

      SECTION 8.1 Amendment.

            (a) No amendment or supplement to the provisions of this Agreement or any other Security Document (to which the Collateral Agent is a party) will be effective without the approval of the Collateral Agent acting as directed by an Act of Required Debtholders, except that:

                  (1) any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving or perfecting the Liens thereon or the rights of the Collateral Agent therein, or adding or maintaining any guarantee, will become effective when executed and delivered by the Company or any other applicable Obligor party thereto and the Collateral Agent;

                  (2) no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Debtholder (A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders (or amends the provisions of this clause (2) or the definitions of "Act of Required Debtholders" or "Actionable Default")
      (B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral, in each case that has not been released in accordance with the provisions described in
      Section 5.1, (C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 5.1, (D) to enforce the rights set forth in Article 2 or (E) to vote in the manner set forth in Article 4 will, in the case of clauses (A) through (E), become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

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

                  (3) no amendment or supplement that imposes any obligation upon the Collateral Agent or any Secured Debt Representative or adversely affects the rights of the Collateral Agent or any Secured Debt Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Agent or such Secured Debt Representative, respectively.

The Collateral Agent will enter into any such amendment or supplement if it has received an Officer's Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 8.1, the Collateral Agent will be entitled to receive an opinion of counsel of the Company to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Company addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority, matters with respect to such additional Collateral. Notwithstanding the foregoing, any amendment, supplement or other agreement regarding the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in Section 5.1.

            (b) Unless agreed to by an Act of Required Debtholders, no Security Document that secures Junior Priority Lien Obligations may be amended, supplemented or otherwise modified or entered into to the extent that such amendment, supplement or modification, or the terms of any such new Security Document, would not be permitted under the terms of this Agreement or the Senior Priority Debt Documents. The Junior Priority Secured Parties agree that each Security Document that secures Junior Priority Lien Obligations (but not Senior Priority Lien Obligations) will include the following language:

      "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by such Collateral Agent hereunder are subject to the provisions of the Collateral Trust and Intercreditor Agreement, dated as of March 23,2004 (the "Collateral Trust and Intercreditor Agreement") among Calpine CalGen Holdings, Inc., a Delaware corporation, Calpine Generating Company, LLC, a Delaware limited liability company, the Guarantors from time to time party thereto, the Secured Debt Representatives from time to time party thereto, Wilmington Trust Company (or any successor thereto or assignee thereof, as collateral agent and each other Person which becomes a party thereto by executing and delivering a Collateral Trust Joinder, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time. In the event of any conflict between the terms of the Collateral Trust and Intercreditor Agreement and this Agreement, the terms of the Collateral Trust and Intercreditor Agreement will govern;"

provided, however, that if the jurisdiction in which any such Junior Priority Debt Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Junior Priority Debt Representatives and the Senior Priority Debt Representatives agree, prior to such Junior Priority Debt Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Junior Priority Debt Document is subject to the provisions of this Agreement.

      SECTION 8.2 Further Assurances.

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

            (a) The Company and each of the other Obligors will do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral, including after-acquired Collateral and any property or assets that become Collateral pursuant to the definition thereof after the date hereof, subject only to such exceptions as may be contemplated by the Secured Debt Documents. If the Company or any other Obligor at any time acquired any real property or leasehold or other interest in real property that is not covered by the mortgages in favor of the Collateral Agent that are executed in connection with the issuance of the Secured Debt, then within 45 days after such acquisition, the Company or such Obligor will execute, deliver and record an additional mortgage or a supplement to such mortgages, reasonably satisfactory in form and substance to the Collateral Agent, subjecting such real property or leaseholder other interest in real property to the Lien created by such mortgages or, if an additional mortgage, creating Lien in favor of the Collateral Agent to secure the Secured Obligations.

            (b) Upon the reasonable request of the Collateral Agent or any Secured Debt Representative at any time and from time to time, the Company and each of the other Obligors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents.

            (c) Upon the request of the Collateral Agent, the Company and the other Obligors will permit the Collateral Agent to visit and inspect any of the Collateral and examine and, at the Company's expense, make abstracts from any of its books and records relating to any of the Collateral at any reasonable time and as often as may reasonably be requested.

            (d)   The Company and the Guarantors:

                  (1) will keep their properties adequately insured at all times by financially sound and reputable insurers, which, in the case of any insurance on any mortgaged property, are licensed to do business in the States where the applicable mortgaged property is located;

                  (2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies of the same or similar size engaged in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

                  (3)   maintain such other insurance as may be required by law;

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

                  (4) maintain title insurance on all real property Collateral insuring the Collateral Agent's Lien on that property, subject only to liens ranking senior in priority that are permitted by each of the Secured Debt Documents and other exceptions to title approved by the Collateral Agent; provided that no title insurance need be maintained on any particular parcel of real property having a Fair Market Value of less than $5.0 million and, provided, further, that the Company and the Guarantors shall not be required to maintain title insurance in excess of $50.0 million for each Facility; and

                  (5) maintain such other insurance as may be required by the Security Documents.

            (e) Upon the request of the Collateral Agent, the Company and the Guarantors will furnish to the Collateral Agent full information as to their property and liability insurance carriers. Holders of Secured Obligations, as a class, will be named as additional insureds, with a waiver of subrogation, on all insurance policies of the Company and the other Obligors and the Collateral Agent will be named as loss payee, with 30 day notice of cancellation or material change, on all property insurance policies of the Company and the other Obligors.

            (f) Without limiting the generality of the foregoing, (1) in the event the limitations imposed by the debt instruments of Calpine and the Obligors on the ability of the Excluded Subsidiary to be an Obligor and to grant Liens on its property and assets to secure the Secured Obligations are at any time no longer applicable, as determined in good faith by the Company, the Excluded Subsidiary shall take all such actions and execute all such documents as may be necessary to become an Obligor and to grant Liens on its property and assets to secure the Secured Obligations, and (2) in the event the limitations imposed by the debt instruments of Calpine and its Subsidiaries on the ability of the Company and the Obligors to grant Liens on Expansion Assets constituting Excluded Assets to secure the Secured Obligations are at any time no longer applicable, as determined in good faith by the Company, such Person shall take all such actions and execute all such documents as may be necessary to grant Liens on such Expansion Assets to secure the Secured Obligations.

            (g) In the event that after the date of this Agreement, a Subsidiary of the Company is added as a Guarantor pursuant to any Secured Debt Document, the Company shall cause such Guarantor or Guarantors to comply with the provisions hereof and to execute a Collateral Trust Joinder and deliver such Collateral Trust Joinder to the Collateral Agent.

      SECTION 8.3 Successors and Assigns.

            (a) Except as provided in Section 6.2, the Collateral Agent may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Agent hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

            (b) Neither the Company nor any other Obligor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the other Obligors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Agent, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

      SECTION 8.4 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

      SECTION 8.5 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

            If to the Collateral Agent:        Wilmington Trust Company
                                               Rodney Square North
                                               1100 North Market Street
                                               Wilmington, DE 19890-1615
                                               Attention: Kristin Long
                                               Fax: (302) 636-4145

            If to the Company or any other Obligor:

                                               50 West San Fernando Street
                                               San Jose, CA 95113
                                               Attention: General Counsel
                                               Fax: (408)995-5115

            If to the Revolving Loan Administrative Agent:

                                               The Bank of Nova Scotia
                                               One Liberty Plaza
                                               26th Floor
                                               New York, New York 10006
                                               Attention: Hilma Gabbidon
                                                          Loan Administration
                                               Fax: (404) 888-8998

            If to the Term Loan Administrative Agents:
                                           Morgan Stanley Senior Funding, Inc.
                                           1585 Broadway
                                           New York, NY 10036
                                           Attention: Lisa Malone
                                           Fax: (212)537-1867

            If to the Trustees:            Wilmington Trust FSB
                                           Rodney Square North
                                           1100 North Market Street
                                           Wilmington, DE 19890-1615
                                           Attention: Kristin Long
                                           Fax: (302)636-4145

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

      Each notice hereunder will be in writing and may be personally served or sent by facsimile or United States mail or courier service and will be deemed to have been given when delivered in Person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three business days after depositing it in the United States mail with postage prepaid and properly addressed. Each party may change its address for notice hereunder to any other location within the continental United States by giving written notice thereof to the other parties as set forth in this Section 8.5.

      Promptly following any Discharge of First Priority Lien Obligation, each First Priority Debt Representative with respect to each applicable Series of First Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Agent and to each other Secured Debt Representative. Promptly following any Discharge of Second Priority Lien Obligation, each Second Priority Debt Representative with respect to each applicable Series of Second Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Agent and to each other Secured Debt Representative. Promptly following any Discharge of Third Priority Lien Obligation, each Third Priority Debt Representative with respect to each applicable Series of Third Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Agent and to each other Secured Debt Representative.

      SECTION 8.6 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Agent set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

      SECTION 8.7 Compensation; Expenses. The Obligors jointly and severally agree to pay, promptly upon demand:

            (1) such compensation to the Collateral Agent and its agents, co-agents and sub-agents as the Company and the Collateral Agent may agree in writing from time to time;

            (2) all reasonable costs and expenses incurred in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating thereto;

            (3) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Agent or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating thereto and any other document or matter requested by the Company;

            (4) all reasonable costs and expenses of creating, perfecting, releasing or enforcing the Collateral Agent's security interests in the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

            (5) all other reasonable costs and expenses incurred by the Collateral Agent or any Secured Debt Representative in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Agent thereunder; and

            (6) after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Collateral Agent or any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent or the Secured Debt Representatives.

The agreements in this Section 8.7 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Agent.

      SECTION 8.8 Indemnity.

            (a) The Obligors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Agent, each Secured Debt Representative, each Secured Debtholder and each of their respective Affiliates and each and (in each case) all of their respective directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such

Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            (b) All amounts due under Section 8.8(a) will be payable upon demand.

            (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 8.8(a) may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Obligors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

            (d) No Obligor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Obligors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            (e) The agreements in this Section 8.8 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Agent.

      SECTION 8.9 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

      SECTION 8.10 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

      SECTION 8.11 Obligations Secured. All obligations of the Obligors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

      SECTION 8.12 Governing Law. The internal law of the State of New York will govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

      SECTION 8.13 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Obligor, for itself and in connection with its properties, irrevocably:

            (1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

            (2) waives any defense of forum non conveniens;

            (3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with
      Section 8.5;

            (4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

            (5) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

      SECTION 8.14 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 8.14 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

      SECTION 8.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

      SECTION 8.16 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

      SECTION 8.17 Additional Obligors. The Company will cause each of its Subsidiaries that becomes an Obligor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the parties hereto a Collateral Trust Joinder, whereupon such Subsidiary will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof The Company agrees to provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section.

      SECTION 8.18 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Senior Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency Proceeding or otherwise by any of the Senior Priority Secured Parties or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Senior Priority Lien Obligations is recovered from any of the Senior Priority Secured Parties in an Insolvency Proceeding or otherwise (and whether by demand, settlement, litigation or otherwise), any payment or distribution received by any of the Junior Priority Secured Parties with respect to the Junior Priority Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, will be deemed to have been received by the Junior Priority Secured Parties in trust as property for the Senior Priority Secured Parties and the Junior Priority Secured Parties will forthwith deliver such payment or distribution to the Collateral Agent, for the benefit of the Senior Priority Secured Parties, for application to the Senior Priority Lien Obligations (in accordance with Section 3.4) until such Senior Priority Lien Obligations have been paid in full in cash and all commitments in respect of Senior Priority Lien Obligations have been terminated.

      SECTION 8.19 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency Proceeding by or against any Obligor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

      SECTION 8.20 Rights and Immunities of Secured Debt Representatives. The Secured Debt Representatives will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person is acting or will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Obligors or the Collateral Agent hereunder.

      SECTION 8.21 No Recourse Against Obligors. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, THE FIRST PRIORITY NOTES, THE SECOND PRIORITY NOTES, THE THIRD PRIORITY NOTES, THE FIRST PRIORITY TERM LOANS, THE SECOND PRIORITY TERM LOANS, THE REVOLVING LOANS AND ALL RELATED GUARANTEES ARE NON-RECOURSE SECURED OBLIGATIONS OF THE COMPANY AND THE GUARANTORS, AS APPLICABLE. THE ONLY RECOURSE A HOLDER OF THE NOTES, THE TERM LOANS, THE REVOLVING LOANS AND ALL RELATED GUARANTEES WILL HAVE WITH RESPECT TO THE PAYMENT OF PRINCIPAL OF, OR INTEREST OR PREMIUM ON, ANY OF THE

FOREGOING OBLIGATIONS WILL BE ENFORCEMENT OF ITS RIGHTS AGAINST THE COLLATERAL PURSUANT TO THIS AGREEMENT AND THE RELATED SECURITY DOCUMENTS AND, WITH RESPECT TO THE NOTES, THE ENFORCEMENT OF RIGHTS AGAINST CALGEN FINANCE.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust and Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

                                             CALPINE CALGEN HOLDINGS, INC.,

                                             By: /s/ Zamir Rauf
                                                 -------------------------------
                                                 Name:  Zamir Rauf
                                                 Title: Vice President

                                             CALPINE GENERATING COMPANY, LLC,

                                             By: /s/ Zamir Rauf
                                                 -------------------------------
                                                 Name:  Zamir Rauf
                                                 Title: Vice President

[Collateral Trust Agreement - Calpine CalGen]

                             THE GUARANTORS:

                             CALGEN EXPANSION COMPANY, LLC
                             CPN FREESTONE, LLC
                             CALPINE FREESTONE, LLC
                             CALPINE FREESTONE ENERGY GP, LLC
                             CALPINE CHANNEL ENERGY CENTER LP, LLC
                             CALPINE CHANNEL ENERGY CENTER GP, LLC
                             CHANNEL POWER GP, LLC
                             CALGEN EQUIPMENT FINANCE HOLDINGS, LLC
                             CALGEN PROJECT EQUIPMENT FINANCE COMPANY ONE, LLC CALGEN PROJECT EQUIPMENT FINANCE COMPANY THREE LLC CALGEN EQUIPMENT FINANCE COMPANY, LLC
                             NUECES BAY ENERGY LLC
                             CALPINE NORTHBROOK SOUTHCOAST INVESTORS, LLC
                             CALPINE CORPUS CHRISTI ENERGY GP, LLC
                             ZION ENERGY LLC
                             LOS MEDANOS ENERGY CENTER, LLC
                             MORGAN ENERGY CENTER, LLC
                             CARVILLE ENERGY LLC
                             DECATUR ENERGY CENTER, LLC
                             CALPINE ONETA POWER I, LLC
                             CALPINE ONETA POWER II, LLC
                             CALPINE BAYTOWN ENERGY CENTER LP, LLC
                             CALPINE BAYTOWN ENERGY CENTER GP, LLC
                             BAYTOWN POWER GP, LLC
                             COLUMBIA ENERGY LLC
                             DELTA ENERGY CENTER, LLC
                             CALGEN PROJECT EQUIPMENT FINANCE COMPANY TWO, LLC PASTORIA ENERGY FACILITY L.L.C.
                             CALPINE PASTORIA HOLDINGS, LLC

                             Executing this Agreement on behalf of and so as to bind each of the limited liability companies named above under the caption "The Guarantors"

                             By: /s/ Zamir Rauf
                                 -------------------------------
                                 Name:  Zamir Rauf
                                 Title: Vice President

[Collateral Trust Agreement - Calpine CalGen]

                                THE GUARANTORS:

                                FREESTONE POWER GENERATION LP
                                CALPINE FREESTONE ENERGY, LP
                                CALPINE POWER EQUIPMENT LP
                                CHANNEL POWER, LP
                                CHANNEL ENERGY CENTER, LP
                                CALPINE CORPUS CHRISTI ENERGY, LP
                                CORPUS CHRISTI COGENERATION LP
                                CALPINE ONETA POWER, L.P.
                                BAYTOWN ENERGY CENTER, LP
                                BAYTOWN POWER, LP

                                Executing this Agreement on behalf of and so as to bind each of the limited partnerships named above under the caption "The Guarantors"

                                By: /s/ Zamir Rauf
                                    -------------------------------
                                    Name:  Zamir Rauf
                                    Title: Vice President

[Collateral Trust Agreement - Calpine CalGen]

                                          WILMINGTON TRUST FSB,
                                          as Trustee under the Indentures,

                                          By: /s/ James J. McGinley
                                              -------------------------------
                                              Name:  James J. McGinley
                                              Title: Vice President

[Collateral Trust Agreement - Calpine CalGen]

                                          MORGAN STANLEY SENIOR FUNDING, INC.,
                                          as Term Loan Administrative Agent

                                          By: /s/ Lucy K. Galbraith
                                              -------------------------------
                                              Name:  Lucy K. Galbraith
                                              Title: Managing Director

[Collateral Trust Agreement - Calpine CalGen]

                                          THE BANK OF NOVA SCOTIA,
                                          as Revolving Loan Administrative Agent

                                          By: /s/ Denis O'Meara
                                              -------------------------------
                                              Name:  Denis O'Meara
                                              Title: Managing Director

[Collateral Trust Agreement - Calpine CalGen]

                                          WILMINGTON TRUST COMPANY,
                                          as Collateral Agent

                                          By: /s/ James J. McGinley
                                              -------------------------------
                                              Name:  James J. McGinley
                                              Title: Authorized Signer

[Collateral Trust Agreement - Calpine CalGen]

                                                                       EXHIBIT A
                                 to Collateral Trust and Intercreditor Agreement

                                    [FORM OF]
                            COLLATERAL TRUST JOINDER

      The undersigned,____________________________, a_______________________,
hereby agrees to become party as [an Obligor] [a First Priority Debt Representative] [a Second Priority Debt Representative] [a Third Priority Debt Representative] under the Collateral Trust and Intercreditor Agreement dated as of March, by and among Calpine CalGen Holdings, Inc., a Delaware corporation, Calpine Generating Company, LLC, a Delaware limited liability company, the Guarantors from time to time party hereto, the Secured Debt Representatives from time to time party thereto, Wilmington Trust Company (or any successor thereto or assignee thereof), as collateral agent and each other Person which becomes a party hereto by executing and delivering a Collateral Trust Joinder, and to be bound by the terms of said Collateral Trust and Intercreditor Agreement as fully as if the undersigned had executed and delivered said Collateral Trust and Intercreditor Agreement as of the date thereof.

      The provisions of Article 8 of said Collateral Trust and Intercreditor Agreement will apply with like effect to this Collateral Trust Joinder.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder as of ____________________, 20_____.

                                      [________________________________________]

                                      By:_______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

                                                                       EXHIBIT B
                                 to Collateral Trust and Intercreditor Agreement

                                    [FORM OF]
             WECC FIXED PRICE GAS SALE AND POWER PURCHASE AGREEMENT
                              RECOGNITION AGREEMENT

      This Recognition Agreement (this "Agreement") is entered into as of _______________, ____, by and between [Wilmington Trust Company] [NAME OF ANY SUCCESSOR TO OR PERMITTED ASSIGN OF WILMINGTON TRUST COMPANY], in its capacity as Collateral Agent under the Collateral Trust Agreement (as defined below) (together with its successors and permitted assigns in such capacity, the "Collateral Agent") and [Calpine Energy Services, L.P.] [ANY SUCCESSOR TO OR PERMITTED ASSIGN OF CALPINE ENERGY SERVICES, L.P. UNDER THE WECC FIXED PRICE GAS SALE AND POWER PURCHASE AGREEMENT] as beneficiary hereunder (the "Power Purchaser").

                                    RECITALS

      WHEREAS, the Power Purchaser is party to that certain WECC Fixed Price Gas Sale and Power Purchase Agreement, dated as of March 23, 2004 (the "WECC Fixed Price PPA"), among Power Purchaser, Calpine Generating Company, LLC (the "Company"), Delta Energy Center, LLC and Los Medanos Energy Center, LLC, pursuant to which the Power Purchaser has agreed to provide gas to, and purchase power from, the Company;

      WHEREAS, the Collateral Agent is party to that certain Collateral Trust and Intercreditor Agreement, dated as of March 23, 2004 (the "Collateral Trust Agreement"), by and among the Collateral Agent, Calpine CalGen Holdings, Inc., the Company, the Guarantors from time to time party thereto and the Secured Debt Representatives from time to time party thereto under which the Collateral Agent serves as collateral agent for the present and future holders of Secured Obligations (as defined in the Collateral Trust Agreement) of the Company and its Subsidiaries; and

      WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Collateral Trust Agreement as of the date hereof or as amended in accordance with the terms thereof;

      NOW, THEREFORE, the parties agree as follows:

      1. Recognition of WECC Fixed Price PPA. Pursuant to Section 3.9 of the Collateral Trust Agreement, the Collateral Agent, on behalf of the holders of Secured Obligations, agrees (a) to assume, directly or indirectly (through an Agent or Affiliate), the rights and obligations of the Company and any of its Subsidiaries under the WECC Fixed Price PPA in the event of a foreclosure, or the exercise or enforcement of the Collateral Agent's interests, rights, powers and remedies in respect of the Collateral, under the Collateral Trust Agreement or any other Security Document, and (b) not to reject the WECC Fixed Price PPA in any Insolvency Proceeding (subject to applicable law and the discretion of the bankruptcy court), in each case so long as the Power Purchaser (or its successor or permitted assignee under the WECC Fixed Price PPA) is

                                    EXHIBIT B
not in default under the WECC Fixed Price PPA or the Index Based Gas Sale and Power Purchase Agreement.

      2. Subsequent Owners. The Collateral Agent further agrees, on behalf of the holders of Secured Obligations, that any sale of [INSERT NAME OF PROJECTS SERVICING WECC FIXED PRICE PPA] (the "Project") shall be expressly subject to the rights and obligations of Power Purchaser under this Agreement. Each subsequent owner of the Project, including, as applicable, the Collateral Agent by virtue of foreclosure of its Lien on the Project, shall succeed to the obligations of the Collateral Agent and the holders of Secured Obligations hereunder. Each subsequent owner of the Project shall assume such obligations and shall take all actions reasonably necessary to cure any existing defaults hereunder that are capable of being cured, including, in the event that the WECC Fixed Price PPA has been rejected, avoided or otherwise terminated in violation of this Agreement, by entering into a replacement agreement with the Power Purchaser (or its successor or permitted assignee under the WECC Fixed Price
PPA) on terms that are no less advantageous to the Power Purchaser (or its successor or permitted assignee under the WECC Fixed Price PPA).

      3. Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

      4. Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

      5. Governing Law. The internal law of the State of New York will govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

      6. Further Assurances. Whenever requested to do so by the other party, each party hereto shall execute, acknowledge and deliver any further conveyances, assignments, confirmations, satisfactions, releases, powers of attorney, instruments of further assurance, approvals, consents and any further instruments or documents that are necessary, expedient or proper to complete any conveyances, transfers, sales and assignments contemplated by this Agreement. In addition, each party hereto shall do any other acts and execute, acknowledge and deliver any requested documents in order to carry out the intent and purpose of this Agreement.

      7. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns.

      8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

                                        WILMINGTON TRUST COMPANY,
                                        as Collateral Agent

                                        By:    _________________________________
                                        Name:
                                        Title:

                                        [POWER PURCHASER],
                                        as Power Purchaser

                                        By:    _________________________________
                                        Name:
                                        Title:

                                        [_________________________________]

                                        By:    _____________________
                                        Name:
                                        Title:

                                                                       EXHIBIT C
                                 to Collateral Trust and Intercreditor Agreement

                                    [FORM OF]
               SHARED FACILITIES ARRANGEMENT RECOGNITION AGREEMENT

      THIS RECOGNITION AGREEMENT (the "Agreement"), dated as of_______________________________, is made by and among [NAME OF OWNER OF
FACILITY THAT IS SUBJECT TO SHARING ARRANGEMENT] ("Facility Owner"), [NAME OF OWNER OF EXPANSION ASSETS] ("Expansion Owner"), [Wilmington Trust Company] [NAME OF ANY SUCCESSOR TO OR PERMITTED ASSIGNS OF WILMINGTON TRUST COMPANY], in its capacity as Collateral Agent under the Collateral Trust Agreement (as defined below) (together with its successors and permitted assigns in such capacity, the "Collateral Agent"), and [NAME OF LENDER TO EXPANSION OWNER OR AGENT THEREFOR] ("Expansion Lender"). (The Facility Owner, the Expansion Owner, the Collateral Agent and the Expansion Lender are each referred to herein as a "Party" and collectively as the "Parties".)

                                    RECITALS

      WHEREAS, Facility Owner is the owner of that certain electric generating facility and related assets described on Exhibit A attached hereto (the "Facility");

      WHEREAS, Expansion Owner is the owner of those certain assets, equipment and facilities described on Exhibit B attached hereto (the "Expansion Assets");

      WHEREAS, the Collateral Agent is party to that certain Collateral Trust and Intercreditor Agreement, dated as of March 23,2004 (the "Collateral Trust Agreement"), by and among the Collateral Agent, Calpine CalGen Holdings, Inc., the Company, the Guarantors from time to time party thereto and the Secured Debt Representatives from time to time party thereto under which the Collateral Agent serves as collateral agent for the present and future holders of Secured Obligations (as defined in the Collateral Trust Agreement) of the Company and its Subsidiaries;

      WHEREAS, Expansion Lender has provided the financing to Expansion Owner for the [development, construction and operation] of the Expansion Assets pursuant to that certain [_______________________] dated as of [__________] (the
"Expansion Loan Agreement");

      WHEREAS, Facility Owner and Expansion Owner have entered into that certain [Shared Facilities Agreement dated as of ________] (the "Shared Facilities Agreement") pursuant to which Facility Owner and Expansion Owner will share the use of certain [assets, equipment and facilities] described therein (the "Shared Facilities"); [MODIFY AS APPROPRIATE TO ADDRESS EASEMENTS AND OTHER REAL PROPERTY INTERESTS.] and

      WHEREAS, the Parties have agreed that notwithstanding the foreclosure of Collateral Agent's interest in the Facility or other transfer of title to the Facility to or at the direction of Collateral Agent or the foreclosure of Expansion Lender's interest in the Expansion Assets or other transfer of title to the Expansion Assets to or at the direction of Expansion Lender, the

                                     EXHIBIT C
rights and interests of the other Parties under the Shared Facilities Agreement and in the Shared Facilities shall survive and continue.

      WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Collateral Trust Agreement as of the date hereof or as amended in accordance with the terms thereof;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the Parties agree as follows:

      1. Definitions. In addition to other terms defined herein, the following capitalized terms shall have the meanings set forth below.

      "Affiliate" has the meaning given such term in the Collateral Trust Agreement.

      "Insolvency Proceeding" has the meaning given such term in the Collateral Trust Agreement.

      "Fair Market Value" means the fair market value of the asset or property in question, taking into account all restrictions or limitations on its use, including any restrictions or limitations hereunder or under the Shared Facilities Agreement, as determined by an independent qualified appraiser reasonably acceptable to all Parties.

      "Lender" or "Lenders" means each of Collateral Agent and Expansion Lender, or both of them collectively.

      "Project" means the Facility or the Expansion Assets, as the context requires.

      "Project Owner" means the Facility Owner or the Expansion Owner, as applicable, or its successors and assigns.

      "Related Assets" has the meaning defined in Section 7(a).

      "Related Security Documents" means (i) with respect to the Secured Debt Documents, all security agreements, pledge agreements, mortgages, deeds of trust and similar agreements creating a lien or charge on the Facility or any part thereof or interest therein, including contracts and general intangibles related thereto, or securing any obligation under the Secured Debt Documents, and (ii) with respect to the Expansion Loan Agreement, all security agreements, pledge agreements, mortgages, deeds of trust and similar agreements creating a lien or charge on the Expansion Assets or any part thereof or interest therein, including contracts and general intangibles related thereto, or securing any obligation under the Expansion Loan Agreement.

      2. Interests of Lenders. Facility Owner may, without the prior consent of any other Party, assign its rights and interests in and to the Shared Facilities and under the Shared Facilities Agreement to Collateral Agent and to any lender or lenders refinancing the debt under the Secured Debt Documents, and Expansion Owner may, without the prior consent of any other Party, assign its rights and interests in and to the Shared Facilities and under the Shared Facilities

Agreement to Expansion Lender and to any lender or lenders refinancing the debt under the Expansion Loan Agreement. Each Party agrees to cooperate with the other Parties in good faith to execute such consents to assignment as may reasonably be requested by any Party hereto or its successors or assigns (including any refinancing lenders, as applicable), provided that the rights and obligations of the Parties hereunder, under the Shared Facilities Agreement or in and to the Shared Facilities shall not be modified or impaired by such consent other than in connection with granting such lender reasonable cure rights and other customary lender protective provisions.

      3. Recognition of Shared Facilities Agreement. Each of the Parties hereby acknowledges, recognizes and consents to the Shared Facilities Agreement and the rights and obligations of the respective parties thereto under the Shared Facilities Agreement and agrees that such Party's ownership of or interest in the Facility or the Expansion Assets, as the case may be, is subject to the rights and interests of the other Parties in and to the Shared Facilities under the Shared Facilities Agreement.

      4. Subsequent Owners. All sales of the Projects shall be expressly subject to the rights and obligations of the Parties hereunder and under the Shared Facilities Agreement. Each subsequent owner of the Facility and the Expansion Assets, including, as applicable, Collateral Agent by virtue of foreclosure of its lien on the Facility and Expansion Lender by virtue of foreclosure of its lien on the Expansion Assets, shall succeed to the rights and obligations of Facility Owner or Expansion Owner, as applicable, in and to the Shared Facilities, including all rights and obligations under the Shared Facilities Agreement. Each subsequent owner of the Facility and the Expansion Assets shall assume (in the case of the Collateral Agent, directly or indirectly through any agent or Affiliate) the rights and obligations of the owner of such property, as applicable, under the Shared Facilities Agreement and shall cure any existing defaults under the Shared Facilities Agreement by the Party to whose interest it succeeded that are capable of being cured.

      5. Subordination of Lender's Interests. Each of Collateral Agent and Expansion Lender each hereby intentionally and unconditionally subordinate their respective rights under the Secured Debt Documents and the Expansion Loan Agreement, as applicable, and all Related Security Documents, with respect to the Shared Facilities and under the Shared Facilities Agreement, to the rights and interests of the Parties in and to the Shared Facilities and under the Shared Facilities Agreement, including all renewals, modifications, replacements and extensions thereof. The Shared Facilities Agreement and the rights and obligations of the Parties thereunder and in and to the Shared Facilities shall not be affected by and shall survive a foreclosure of any Related Security Document. Subject to the foregoing, nothing herein shall affect, hinder or impair (i) the right of Collateral Agent to exercise any of its rights or remedies under the Secured Debt Documents or the Related Security Documents or
(ii) the right of Expansion Lender to exercise any of its rights or remedies under the Expansion Loan Agreement or the Related Security Documents.

      6. Right To Cure Defaults. Each Lender shall have the right, but not the obligation, to cure any or all defaults of a Party to, or in respect of the Project on which such Lender has a lien under, the Shared Facilities Agreement. In the event of a default by Facility Owner or Expansion Owner under the Shared Facility Agreement (such party being the "Defaulting

Party"), the other party (the "Non-Defaulting Party") shall give written notice of such default to the Defaulting Party's Lender, and such Lender shall have a period of thirty (30) days, in the case of a default resulting from the failure to pay any amounts due and owing, or ninety (90) days, in the case of other defaults, after receipt of such notice to cure such default; provided, however, that if such non-monetary default cannot reasonably be cured in such ninety (90) day period, the Defaulting Party's Lender shall have such additional period of time not to exceed an additional one hundred eighty (180) days as may reasonably be necessary to cure such default, including time to acquire possession or control of the Facility or the Expansion Assets, as applicable, if (i) the default is reasonably capable of being cured, (ii) such Lender commences such cure promptly within such ninety (90) day period and thereafter diligently prosecutes such cure to completion, and (iii) the failure to complete such cure within such ninety (90) day period does not have and would not reasonably be expected to have a material adverse effect on the Non-Defaulting Party or the Project owned by the Non-Defaulting Party.

      7.    Rights If Project Is Dismantled.

      (a) Each Party hereto agrees that, in the event it elects to dismantle or otherwise break up its Project or the Project on which it has a lien, it will first offer to the Project Owner of the other Project and its Lender the right to purchase any portion of such Project that may comprise, be a part of or be necessary for the use, operation or maintenance of the Shared Facilities (with respect to the Project being dismantled or broken up, the "Related Assets") at the Fair Market Value of such property or asset. Prior to dismantling or breaking up the Project, the Project Owner or its Lender shall give the Project Owner of the other Project and its Lender written notice thereof and shall, in such notice, offer to sell the Related Assets to such Project Owner and its Lender. Such Project Owner and its Lender shall have a reasonable period of time, but not less than ninety (90) days, after receipt of such notice to decide whether or not it will exercise such right to purchase the Related Assets and shall notify the Project Owner of the Project to be dismantled or broken up and its lender in writing of its decision within such period. Any such offer, once accepted, shall be binding on all applicable Parties. Any dispute regarding the Fair Market Value of the Related Assets shall be resolved by arbitration in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association at an arbitration held in the city nearest the Facility and the Expansion Assets in which the American Arbitration Association has an office, or in such other location as the Parties may agree.

      (b) Without limiting any Party's rights under Section 7(a) above, if a Project Owner or its Lender desires to sell any Related Assets, any such sale to a third party shall be subject to a right of first refusal in favor of the other Project Owner, who shall have the right to purchase such Related Assets for the same price and on the same terms as the prospective purchaser thereof; provided, however, that if the prospective purchaser of such Related Assets proposes to pay any portion of such purchase price by a note or other extension of credit supported by a guarantee, letter of credit or other credit support, the other Project Owner shall have the right to substitute a guarantee or letter of credit from another party with the same or better credit rating or to pay such amount in cash. Upon agreement with a prospective purchaser on the terms and conditions of the purchase and sale of the Related Assets, the selling Project Owner shall offer in writing to sell such Related Assets to the other Project Owner for the same price and on the same terms as agreed with the prospective purchaser thereof. The other Project Owner (or its Lender acting on its behalf) shall have the right to purchase such Related Assets on such terms and conditions (including the proviso to the second preceding sentence), free and clear of any claims of the selling Project Owner, its Lender or the prospective purchaser. If the other Project Owner (or its Lender acting on its behalf) elects to exercise such right of first refusal, it shall so notify the selling Project Owner in writing within ninety (90) days after receipt of the written offer from the selling Project Owner. Failure to so notify the selling Project Owner within such ninety (90) day period shall be considered a rejection of such offer by the other Project Owner. Any and all offers or agreements by the selling Project Owner to sell any Related Assets to a third party shall be subject to the right of refusal set forth in this Section 7(b), whether or not it is so stated in the offer or agreement to sell such Related Assets.

      8.    Insolvency Proceedings.

      (a) In the event of an Insolvency Proceeding with respect to any Party hereto, none of the other Parties will take any action in such Insolvency Proceeding to reject, terminate or otherwise set aside this Agreement or the Shared Facilities Agreement or to hinder, impair or contest the rights of any Party under this Agreement or the Shared Facilities Agreement, the validity or priority of any liens or security interests securing a Party's rights under this Agreement or the Shared Facilities Agreement or the exercise of remedies by any Party to enforce its rights under this Agreement or the Shared Facilities Agreement.

      (b) In the event that this Agreement or the Shared Facilities Agreement is rejected by a trustee or debtor-in-possession in any Insolvency Proceeding, and if, within forty-five (45) days after any other Party hereto (or their respective successors or assigns or any person or entity claiming under or through such Party) acquires sufficient title to the interests in the Shared Facilities previously held by the Party that rejected this Agreement or the Shared Facilities Agreement, any other Party hereto shall so request, each Party hereto (or their respective successors and assigns, as applicable) will execute, deliver and record (if applicable) new agreements on the same terms and conditions as this Agreement and/or the Shared Facilities Agreement, as applicable, for the remaining term of such agreement before giving effect to such termination.

      9. Specific Enforcement. Each Party hereto agrees that the rights and obligations under this Agreement and under the Shared Facilities Agreement are unique and that they may be specifically enforced, regardless of the availability or potential availability of other remedies. Without limiting the generality of the foregoing, each Party expressly waives the adequacy of a remedy at law as a defense or objection to specific enforcement of this Agreement or of the Shared Facilities Agreement.

      10. Further Assurances. Each Party agrees to cooperate with the other Parties in good faith and to execute and deliver all further instruments and documents and to take all further actions as may reasonably be necessary to implement this Agreement or to carry out the intent of the Parties hereunder.

      11. Successors and Assigns. Except as otherwise provided herein, no Party may assign its rights or interests hereunder without the prior written consent of the other Parties;

provided, however, that any party may assign its rights and interests hereunder to an Affiliate of such Party that succeeds to all of the assigning Party's interests in the applicable Project (or, in the case of the Collateral Agent, to any agent or to any successor or assign permitted under the Collateral Trust Agreement), so long as such assignee assumes all of the assignor's rights and obligations under this Agreement and the Shared Facilities Agreement. Subject to the foregoing, this Agreement shall bind and benefit the successors and assigns of each of the Parties.

      12. Notices. All notices required or permitted hereunder shall be given in writing and shall be delivered to the Party or Parties to which it is addressed by hand, by private courier or by first class United States mail, postage prepaid, at the following addresses or such other addresses as any Party may designate by like notice.

                            [INSERT NOTICE ADDRESSES]

      13. Amendments. No amendment or modification of this Agreement shall be valid or binding on the Parties unless such amendment or modification is in writing and is executed by each of the Parties affected thereby.

      14. Governing Law. This Agreement shall be governed by the laws of the State of [INSERT STATE IN WHICH FACILITY AND EXPANSION ASSETS ARE LOCATED].

      15. Waiver of Consequential Damages. Notwithstanding anything herein to the contrary, no Party or its Affiliates shall be liable to any other Party or its Affiliates for any consequential, incidental, special, indirect, exemplary or punitive damages of any nature, whether sought in contract or in tort and regardless of rules relating to strict liability, comparative or contributory negligence, or intentional or willful misconduct.

      16. Memorandum. The Parties agree to execute and acknowledge a memorandum of this Agreement in recordable form that may be recorded by any Party in the [Official Records] of [INSERT COUNTY AND STATE OR OTHER APPROPRIATE REFERENCE].

      IN WITNESS WHEREOF, THE Parties have executed this Agreement as of the day and year first above written.

                         [INSERT APPROPRIATE SIGNATURES]